                                                                     EXHIBIT 4.2

================================================================================


                      LETTER OF CREDIT FACILITY AGREEMENT

                         DATED AS OF SEPTEMBER 1, 1996

                                     AMONG


                                NGC CORPORATION

                                      AND

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                           INDIVIDUALLY AND AS AGENT

                                      AND

                           THE LENDERS NAMED HEREIN

================================================================================

                               TABLE OF CONTENTS
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
                                                                                                            PAGE


ARTICLE I     DEFINITIONS ..................................................................................  1
      1.1     Defined Terms ................................................................................  1
      1.2     Accounting Terms and Other Determinations .................................................... 18

ARTICLE II    THE FACILITY ................................................................................. 19
      2.1     The Loan Facility ............................................................................ 19
              2.1.1    Description of Loan Facility ........................................................ 19
              2.1.2    Availability of Facility ............................................................ 19
              2.1.3    Advances ............................................................................ 19
              2.1.4    Lender's Several Obligations ........................................................ 20
              2.1.5    Types of Advances ................................................................... 20
      2.2     The Letter of Credit Facility ................................................................ 20
              2.2.1    Issuance of Letters of Credit ....................................................... 20
              2.2.2    Aggregate Amount Available under Letters of Credit .................................. 20
              2.2.3    Reimbursement of Lenders; Automatic Advances ........................................ 21
              2.2.4    Lender's Several Obligations ........................................................ 21
              2.2.5    Letter of Credit Fees ............................................................... 22
              2.2.6    Modification of Outstanding Letters of Credit ....................................... 22
              2.2.7    Verification ........................................................................ 22
              2.2.8    Irrevocable Obligations and Commercial Practices  ................................... 23
              2.2.9    Letter of Credit Collateral Account ................................................. 24
      2.3     Required Payments ............................................................................ 24
      2.4     Fees ......................................................................................... 24
              2.4.1  Commitment Fees ....................................................................... 24
              2.4.2  Cancellation .......................................................................... 25
      2.5     Minimum Amount of Each Eurodollar Advance .................................................... 25
      2.6     Optional Principal Payments .................................................................. 25
      2.7     Method of Selecting Types and Interest Periods for New Advances .............................. 25
      2.8     Conversion and Continuation of Outstanding Advances .......................................... 26
      2.9     Changes in Interest Rate, etc. ............................................................... 27
      2.10    Rates Applicable After Default ............................................................... 27
      2.11    Method of Payment ............................................................................ 27
      2.12    Notes; Notices ............................................................................... 27
      2.13    Interest Payment Dates; Interest and Fee Basis ............................................... 28
      2.14    Notification of Advances, Interest Rates, Prepayments and
              Commitment tions Reductions .................................................................. 28
      2.15    Lending Installations .............................................................,.......... 28

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                                  (CONTINUED)

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      2.16    Non-Receipt of Funds by the Agent ............................................................ 29
      2.17    Withholding Tax Exemption .................................................................... 29
      2.18    Maximum Interest Rate ........................................................................ 29
      2.19    Agent's Fees ................................................................................. 30
      2.20    Procedures for Extensions of the Facility Maturity Date ...................................... 30
      2.21    Procedures with respect to Increases in the Aggregate Commitment ............................. 30

ARTICLE III   CHANGE IN CIRCUMSTANCES ...................................................................... 33
      3.1     Yield Protection ............................................................................. 33
      3.2     Changes in Capital Adequacy Regulations ...................................................... 34
      3.3     Availability of Types of Advances ............................................................ 35
      3.4     Funding Indemnification ...................................................................... 35
      3.5     Lender Statements; Survival of Indemnity ..................................................... 35
      3.6     Replacement of Lenders ....................................................................... 36

ARTICLE IV    CONDITIONS PRECEDENT ......................................................................... 37
      4.1     Initial Advance and Letter of Credit ......................................................... 37
      4.2     Each Advance ................................................................................. 38

ARTICLE V     REPRESENTATIONS AND WARRANTIES ............................................................... 39
      5.1     Corporate or Partnership Existence and Standing .............................................. 39
      5.2     Authorization and Validity ................................................................... 39
      5.3     No Conflict; Government Consent .............................................................. 39
      5.4     Financial Statements ......................................................................... 40
      5.5     Material Adverse Change ...................................................................... 40
      5.6     Taxes ........................................................................................ 40
      5.7     Litigation and Contingent Obligations ........................................................ 40
      5.8     Subsidiaries ................................................................................. 40
      5.9     ERISA ........................................................................................ 40
      5.10    Accuracy of Information ...................................................................... 41
      5.11    Regulation U ................................................................................. 41
      5.12    Compliance With Laws ......................................................................... 41
      5.13    Environmental Matters ........................................................................ 41
      5.14    Ownership of Properties; Liens ............................................................... 42
      5.15    Investment Company Act ....................................................................... 42
      5.16    Public Utility Holding Company Act ........................................................... 42
      5.17    Insurance .................................................................................... 43

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                                      ii
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                                  (CONTINUED)

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      5.18     Solvency ..................................................................................... 43
      5.19     Default ...................................................................................... 43

ARTICLE VI     COVENANTS .................................................................................... 43
      6.1      Affirmative Covenants ........................................................................ 44
               6.1.1  Financial Reporting ................................................................... 44
               6.1.2  Use of Proceeds ....................................................................... 45
               6.1.3  Additional Subsidiary Guaranties ...................................................... 45
               6.1.4  Conduct of Business ................................................................... 46
               6.1.5  Taxes and Other Charges ............................................................... 46
               6.1.6  Insurance ............................................................................. 46
               6.1.7  Compliance with Laws .................................................................. 47
               6.1.8  Maintenance of Properties ............................................................. 47
               6.1.9  Inspection ............................................................................ 47
               6.1.10  Maintenance of Books and Records ..................................................... 47
               6.1.11  Compliance with ERISA ................................................................ 47
               6.1.12  Maintenance of Credit Rating ......................................................... 48
      6.2      Negative Covenants ........................................................................... 48
               6.2.1   [Intentionally Omitted] .............................................................. 48
               6.2.2   Debt ................................................................................. 48
               6.2.3   Merger ............................................................................... 49
               6.2.4   Sale of Assets ....................................................................... 49
               6.2.5   Sale of Accounts ..................................................................... 50
               6.2.6   Investments and Acquisitions ......................................................... 50
               6.2.7   Contingent Obligations ............................................................... 52
               6.2.8   Liens ................................................................................ 53
               6.2.9   [Intentionally Deleted] .............................................................. 54
               6.2.10  Affiliates ........................................................................... 54
               6.2.11  Judgments ............................................................................ 54
      6.3      Financial Covenants .......................................................................... 54
               6.3.1   Net Worth ............................................................................ 54
               6.3.2   Leverage Ratio ....................................................................... 54

ARTICLE VII    DEFAULTS ..................................................................................... 55

ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES ............................................... 57
      8.1      Acceleration ................................................................................. 57
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                                      iii
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      8.2      Amendments ................................................................................... 59
      8.3      Preservation of Rights ....................................................................... 60

ARTICLE IX     GENERAL PROVISIONS ........................................................................... 60
      9.1      Survival of Representations; Obligations ..................................................... 60
      9.2      Governmental Regulation ...................................................................... 60
      9.3      Taxes ........................................................................................ 60
      9.4      Headings ..................................................................................... 60
      9.5      Entire Agreement ............................................................................. 61
      9.6      Several Obligations; Benefits of this Agreement .............................................. 61
      9.7      Expenses; Indemnification of Agent and Lenders ............................................... 61
      9.8      Numbers of Documents ......................................................................... 62
      9.9      Severability of Provisions ................................................................... 62
      9.10     Nonliability of Lenders ...................................................................... 62
      9.11     CHOICE OF LAW ................................................................................ 62
      9.12     CONSENT TO JURISDICTION ...................................................................... 62
      9.13     WAIVER OF JURY TRIAL ......................................................................... 62
      9.14     Confidential Information ..................................................................... 63

ARTICLE X      THE AGENT .................................................................................... 64
      10.1     Appointment and Authority of Agent ........................................................... 64
      10.2     Capacity of the Agent ........................................................................ 65
      10.3     No Liability of the Agent and Indemnity ...................................................... 65
      10.4     Employees of Agent ........................................................................... 65
      10.5     Reliance ..................................................................................... 66
      10.6     Several Commitments .......................................................................... 66
      10.7     Notice of Default ............................................................................ 67
      10.8     Lender Credit Decision ....................................................................... 67
      10.9     Successor Agent .............................................................................. 67

ARTICLE XI     SETOFF; RATABLE PAYMENTS ..................................................................... 68
      11.1     Setoff ....................................................................................... 68
      11.2     Ratable Payments ............................................................................. 68

ARTICLE XII    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS ............................................ 68
      12.1     Successors and Assigns ....................................................................... 68

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      12.2     Participations ............................................................................... 69
               12.2.1  Permitted Participants; Effect ....................................................... 69
               12.2.2  Voting Rights ........................................................................ 69
               12.2.3  Benefit of Setoff .................................................................... 69
      12.3     Assignments .................................................................................. 70
               12.3.1  Permitted Assignments ................................................................ 70
               12.3.2  Effect; Effective Date ............................................................... 70
      12.4     Dissemination of Information ................................................................. 71
      12.5     Tax Treatment ................................................................................ 71

ARTICLE XIII   NOTICES ...................................................................................... 71
      13.1     Giving Notice ................................................................................ 71
      13.2     Change of Address ............................................................................ 72

ARTICLE XIV    COUNTERPARTS ................................................................................. 72
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                                       V

                                   SCHEDULES


EXHIBIT "A-1"  FORM OF NOTE

EXHIBIT "B-1"  FORM OF LETTER OF CREDIT

EXHIBIT "B-2"  FORM OF LETTER OF CREDIT MODIFICATION

EXHIBIT "C"    FORM OF OPINION OF BORROWER'S COUNSEL

EXHIBIT "D"    COMPLIANCE CERTIFICATE

EXHIBIT "E-1"  ISSUANCE REQUEST

EXHIBIT "E-2"  L/C MODIFICATION NOTICE

EXHIBIT "F"    ASSIGNMENT AGREEMENT

EXHIBIT "G"    NOTICE OF COMMITMENT INCREASE

EXHIBIT "H-1"  FORM OF GUARANTY

EXHIBIT "H-2"  FORM OF TRIDENT GUARANTY

SCHEDULE "1"   SUBSIDIARIES AND OTHER INVESTMENTS

SCHEDULE "2"   DEBT AND LIENS

SCHEDULE "3"   LITIGATION

SCHEDULE "4"   TRIDENT EXISTING GUARANTIES

                      LETTER OF CREDIT FACILITY AGREEMENT

     This Letter of Credit Facility Agreement, dated as of September 1, 1996, is among NGC Corporation, a Delaware corporation, as borrower, the Lenders (hereinafter defined), and Canadian Imperial Bank of Commerce, a Delaware corporation, as agent. The parties hereto agree as follows:

                                   ACTICLE I

                                  DEFINITIONS


     1.1   Defined Terms.

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Additional Guaranty" is defined in Section 6.1.3.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders concurrently to the Borrower pursuant hereto on the same Borrowing Date, at the same Rate Option and, in the case of a Eurodollar Advance, for the same Eurodollar Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Canadian Imperial Bank of Commerce in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means $300,000,000 as increased or reduced from time to time pursuant to the terms hereof.

     "Agreement" means this Letter of Credit Facility Agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant hereto.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Commitment Fee" means on any date (subject to clause (iv) of the "Applicable Rating Level") the number of basis points per annum set forth on the table below under the Applicable Rating Level on such date.

------------------------------------------------------------------------------
APPLICABLE
RATING
LEVEL           LEVEL I     LEVEL II     LEVEL III     LEVEL IV     LEVEL V
------------------------------------------------------------------------------
BASIS POINTS      5.0          6.0          8.5          10.0         17.5
------------------------------------------------------------------------------

     "Applicable Margin" means on any date and with respect to each Eurodollar Advance (subject to clause (iv) of the definition of "Applicable Rating Level") the number of basis points per annum set forth on the table below under the Applicable Rating Level on such date.

------------------------------------------------------------------------------
APPLICABLE
RATING
LEVEL           LEVEL I     LEVEL II     LEVEL III     LEVEL IV     LEVEL V
------------------------------------------------------------------------------
BASIS POINTS      25.0        30.0          35.0         37.5         55.0
------------------------------------------------------------------------------

     "Applicable Rating Level" means (except as set forth below) the highest level set forth below that corresponds to a rating issued from time to time by S&P or Moody's as applicable to the Borrower's senior unsecured long-term debt:

                        -------------------------------
                                     MOODY'S     S&P
                        -------------------------------
                          LEVEL I      =)A3      =)A-
                        -------------------------------
                         LEVEL II     (A3 &     (A- &
                                      =)BAA1    =)BBB+
                        -------------------------------
                         LEVEL III    (BAA1 &   (BBB+ &
                                      =)BAA2    =)BBB
                        -------------------------------
                         LEVEL IV    (BAA2 &   (BBB &
                                     =)BAA3    =)BBB-
                        -------------------------------
                          LEVEL V     (BAA3     (BBB-
                        -------------------------------

For example, if the Moody's rating is Baa1 and the S&P rating is BBB, Level II shall apply.

     For purposes of the foregoing, (i) "=)" means a rating equal to or more favorable than; "(" means a rating less favorable than; (ii) if neither of the Rating Agencies have issued ratings for the Borrower's senior unsecured long-term debt, Level V shall be deemed applicable; (iii) if both Rating Agencies have issued ratings for the Borrower's senior unsecured long-term debt and such ratings are more than one level apart (for example, the Moody's rating is Baa1 and the S&P rating is BBB-), the level immediately below the highest level set forth above shall be deemed applicable (for example, if the Moody's rating is Baa1 and the S&P rating is BBB-, Level III shall apply); (iv) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or the Applicable Commitment Fee shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (v) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments cancelled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the last Applicable Rating Level shall apply.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the President, the Chief Financial Officer, the General Counsel, the Controller or the Treasurer of the Borrower.

     "Authorized Representative" means any Authorized Officer or the Assistant Treasurer of the Borrower.

     "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the rate of interest most recently established by the Agent at its office in New York, New York as its base rate for Dollar loans in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on any Obligation determined by reference to the Base Rate will take effect simultaneously with each change in the Base Rate.

     "Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

     "Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

     "Borrower" means NGC Corporation, a Delaware corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.7.

     "British Gas" means British Gas plc, a corporation incorporated under the laws of England and Wales, and its successors and assigns, including the successors that would result from the currently proposed restructuring.

     "Business Day" means (i) with respect to any borrowing or payment of a Eurodollar Advance, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person as a lessee under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change" is defined in Section 3.2.

     "Change in Control" means NOVA Corporation, British Gas, Chevron Corporation, and/or the shareholders of the PEP Partners (as defined in the Trident MergerAgreement) including David C. Feldman, Inc. shall cease to own, directly or indirectly either (i) at least 50% in the aggregate of the outstanding shares of voting stock of the Borrower without giving effect to any equity issues by the Borrower after the Closing Date (but after giving effect to any equity issued by the Borrower to any one or more of NOVA Corporation, British Gas, Chevron Corporation, the shareholders of the PEP Partners, and their successors, including David C. Feldman, Inc., or their respective Subsidiaries) or (ii) at least 40% in the aggregate of the outstanding shares of voting stock of the Borrower.

     "CIBC" means Canadian Imperial Bank of Commerce in its individual capacity, and its successors.

     "Closing Date" means September 1, 1996.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Shortfall Amount" is defined in Section 8.1(a).

     "Commitment" means, for each Lender, the obligation of such Lender to issue Letters of Credit hereunder or make Loans hereunder not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Increase Effective Date" is defined in Section 2.21.

     "Commitment Termination Date" means the earlier to occur of (i) the Facility Maturity Date, (ii) the date on which all of the Commitments are terminated in full or the Commitments are reduced to zero pursuant to Section 2.4.2, and (iii) the earlier of the date of either (a) the occurrence of any Default described in Section 8.1(a) or (b) the occurrence and continuance of any other Default and either (1) the declaration of the Loans to be due and payable pursuant to

Section 8.1(b) or (2) in the absence of such declaration, the giving of notice by the Agent to the Borrower that the Commitments have been terminated pursuant to Section 8.1(b).

     "Compliance Certificate" is defined in Section 6.1.1(iii).

     "Consolidated Debt" means, as of any date of determination thereof, the aggregate principal amount of all then outstanding Debt of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with Agreement Accounting Principles as of such date.

     "Consolidated EBITD" shall mean, for any period, the sum of (a) Consolidated Net Income (excluding income taxes) determined for such period; provided that shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any Subsidiary of the Borrower has an interest but in which any other Person (not the Borrower or any of its Subsidiaries) has a joint interest with respect to which the equity method of accounting is utilized, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's Properties are acquired by the Borrower or any of its Subsidiaries, and
(iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement (other than the Existing Trident Indentures as in effect on November 1, 1994), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (b) the Interest Expense for such period, plus (c) to the extent taken into account in calculating Consolidated Net Income (excluding income taxes) referred to in clause (a) of this definition, the aggregate amount of all costs and expenses incurred as a result of the Trident Merger and of the Midstream Merger, respectively, including, without limitation, all prepayment premiums payable on Debt required to be prepaid as a result of the occurrence of the Trident Merger, plus (d) depreciation, depletion and amortization expense of the Borrower and its Subsidiaries determined for such period on a consolidated basis, plus (e) without duplication, the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period to the extent attributable to income from another period excluded pursuant to clause (i) above; provided, however, for purposes of this definition, extraordinary gains and losses shall be excluded from the calculation of Consolidated Net Income.

     "Consolidated Interest Expense" means, for any Rolling Period, the total interest expense, whether paid or accrued (including, without limitation, that attributable to Capitalized Leases), of the Borrower and its Subsidiaries determined for such period on a consolidated basis in accordance with Agreement Accounting Principles, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing plus or minus net amounts paid or payable or received or receivable pursuant to interest rate swap, exchange, cap or similar agreements.

     "Consolidated Net Income" means, for any period, the consolidated net income of a Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Net Worth" means at any date the stockholders' equity of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles as of such date.

     "Consolidated Tangible Net Worth" means at any date the stockholders' equity of the Borrower and its Subsidiaries less their consolidated Intangible Assets, all determined on a consolidated basis in accordance with Agreement Accounting Principles as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such stockholders' equity) of (a) all net write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1993 in the book value of any Property owned by the Borrower or any of its consolidated Subsidiaries and (b) all unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, and organization or developmental expenses.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.8.

     "CUSA" means Chevron U.S.A. Inc.

     "CUSA Assumed Debt" means the $155,373,000 aggregate principal amount of CUSA's obligations under the CUSA Note, the payment of which was assumed by Midstream under the CUSA Assumption Agreement.

     "CUSA Assumption Agreement" means the agreement dated as of the closing of the for the CUSA Assumed Debt.

     "CUSA Certificate" means a certificate in the form of Annex B to the Letters of Credit delivered by CUSA to effect a reduction in the Stated Amount or Stated Maturity Date of, or a change in the Percentage attributable to, any outstanding Letters of Credit.

     "CUSA Note" means the demand promissory note dated August 25, 1994 payable by CUSA to Chevron Capital U.S.A. Inc.

     "Debt" means, with respect to any Person, (a) all indebtedness and other obligations of such Person for the repayment of money borrowed, whether or not represented by acceptances, bonds, debentures, notes, or other instruments or securities, (b) all indebtedness and other obligations of such Person for the deferred payment of the purchase price of any property or assets (other than accounts payable on terms customary in the trade), (c) all Capitalized Lease Obligations of such Person, and (d) all indebtedness and other obligations, whether or not assumed by such Person, secured by any Lien (other than a Lien permitted pursuant to Section 6.2.8 (other than clauses (iv), (vi) and (vii) thereof)) on, or payable out of the proceeds of or production from, any Property of such Person; provided, however, that in no event shall Debt described in any of the foregoing categories (i) be duplicative of any Debt described in any other such category, (ii) include Guaranties or (iii) include any Project Financing that would not be shown as a liability on the financial statements of the Borrower and its Subsidiaries on a consolidated basis.

     "Default" means an event described in Article VII.

     "Draw Date" is defined in Section 2.2.3.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders directed to the Borrower or any of its Subsidiaries) relating to the protection of the environment and in effect in any and all jurisdictions in which the Borrower or its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Borrower or any of its Subsidiaries is located, or where any Hazardous Material generated by or disposed of by the Borrower or any of its Subsidiaries is located, to the extent applicable to each such business activity, Property or generation or disposal.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.1.

     "Eurodollar Base Rate" means, with respect to any Eurodollar Interest Period for any Eurodollar Loan, the lesser of (A) the rate per annum equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Agent and the Borrower) as of 11:00 a.m., London time, (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Eurodollar Interest Period for dollar deposits having a term comparable to such Eurodollar Interest Period or (B) the maximum interest rate permitted pursuant to Section 2.18. If none of such Telerate Page 3750 nor any successor or similar service is available, then the "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Interest Period for any applicable Eurodollar Loan, the lesser of (A) the rate per annum determined by the Agent to be the average of the rates quoted by the Reference Banks at approximately 11:00 a.m., London time, (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Eurodollar Interest Period for the offering by such Reference Banks to leading banks in the interbank market of U.S. dollar deposits having a term comparable to such Eurodollar Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan of such respective Reference Bank to which such Eurodollar Interest Period relates or (B) the maximum interest rate permitted pursuant to Section 2.18. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks. Each determination of the Eurodollar Base Rate shall be conclusive and binding, absent manifest error.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a Eurodollar Loan, a period of one, two, three, six, or (subject to availability by each applicable Lender) nine or twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance or a Eurodollar Loan for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement, if any, (expressed as a decimal) applicable to such Eurodollar Interest Period plus

(ii) the Applicable Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

     "Existing Bank Credit Facility" means the credit facility made available to the Borrower and its Subsidiaries pursuant to the terms of that certain Credit Agreement dated as of March 14, 1995 as amended by amendments dated as of October 4, 1995 and July 26, 1996 and any subsequent amendment, extension or replacement thereof.

     "Existing Trident Indentures" means each of (i) the Indenture dated to be effective as of September 9, 1993 between Trident NGL, Inc., Issuer, and Ameritrust Texas National Association, Trustee, for $65,000,000 14% Senior Subordinated Notes due 2001 and (ii) the Indenture dated to be effective as of April 15, 1993 between Trident NGL, Inc., Issuer, and the First National Bank of Boston, Trustee, for $105,000,000 10 1/4% Subordinated Notes due 2003.

     "Existing Trident Subordinated Debt" means Debt of Trident under the Existing Trident Indentures as amended to the date hereof, and hereafter as amended consistent with Trident's Subsidiary Guaranty.

     "Facility Maturity Date" means August 28, 1997, as may be extended from time to time pursuant to Section 2.20.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately [10:00] a.m. (New York time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fixed Price Contract" means, as of any date of determination, a contract (including, without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) entered into by the Borrower or any Subsidiary of the Borrower for the purchase or sale of Natural Gas, other than (i) such a contract which has a remaining term of thirty (30) days or less from such date of determination, or (ii) such a contract under which the purchase or sale price of any portion of Natural Gas delivered or to be delivered on or after such date of determination is calculated by reference to
(a) the spot price for Natural Gas current on each date of delivery at the place of delivery specified in such contract, (b) the spot price for Natural Gas current on each date of delivery at a place of delivery other than the place of delivery specified in such contract provided that such spot price is adjusted to reflect the cost of transporting Natural Gas to the place of delivery specified in such contract,
(c) a basket of price indices similar to the spot price for Natural Gas current on each date of delivery at the place of delivery, or (d) a basket of price indices similar to the then current spot price for Natural Gas at a place of delivery other than the place of delivery specified in such contract provided that each such price index is adjusted to reflect the cost of transporting Natural Gas to the place of delivery specified in such contract; provided, however, that no Processing Supply Contract shall be considered a Fixed Price Contract for purposes of this Agreement.

     "Gas Purchase Agreement" means the Natural Gas Purchase and Sale Agreement dated August 31, 1996 among NGC and CUSA wherein NGC and CUSA agree to the purchase and sale of Natural Gas pursuant to the terms set forth therein.

     "Guarantor" means each of NGC and Trident and any other Subsidiary (direct or indirect) from time to time of the Borrower that delivers a Subsidiary Guaranty pursuant to Section 6.1.3 and each of their respective successors and assigns.

     "Guaranty" means, with respect to any Person, (a) all indebtedness and other obligations, contingent or otherwise, of such Person under or in respect of any letter of credit issued for its own account, and (b) all indebtedness and other obligations of such Person under any agreement, undertaking or other arrangement by which such Person (i) assumes, guarantees, endorses (other than the endorsement of instruments for collection in the ordinary course of business), commits or agrees (whether or not such commitment or agreement is contingent or subject to the occurrence of a specified event or events) to purchase or otherwise acquire or provide funds for the payment of any obligation or liability of any other Person or (ii) agrees to maintain the net worth, working capital or any other financial condition of any other Person; provided, however, in no event shall Guaranties described in any of the foregoing categories include any Guaranties by a Project Financing Subsidiary that would not be shown as a liability on the financial statements of the Borrower and its Subsidiaries on a consolidated basis.

     "Hazardous Material" means (a) any "hazardous substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance within the meaning of any applicable Environmental Law, all as amended or hereafter amended.

     "Increasing Lender" is defined in Section 2.21.

     "Indemnified Party" is defined in Section 9.7.

     "Investment" of a Person means any loan, advance (other than commission, relocation, travel and similar loans and/or advances to officers and employees made in the ordinary course of business), extension of credit (other than Guaranties, accounts receivable arising in the ordinary course of business on terms customary in the trade and prepayments made and production payments acquired in the ordinary course of business), or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Issuance Date" means, for each Letter of Credit, the date on which such Letter of Credit is issued hereunder.

     "Issuance Request" means a credit issuance request in substantially the form attached to this Agreement as Exhibit "E-1" hereto, with all blanks appropriately completed and duly executed and delivered by an Authorized Representative on behalf of the Borrower.

     "Laws" means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state, any foreign country, or any other Tribunal.

     "L/C Modification Notice" means a letter of credit amendment request in substantially the form attached to this Agreement as Exhibit "E-2" hereto, with all blanks appropriately completed and duly executed and delivered by an Authorized Representative on behalf of the Borrower.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and the lending institutions that hereafter become parties hereto pursuant to Section 12.3.

     "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

     "Letter of Credit" means a letter of credit or similar instrument which is issued in favor of CUSA pursuant to this Agreement in substantially the form of Exhibit "B-1" hereto.

     "Letter of Credit Collateral Account" has the meaning in Section 2.2.9.

     "Letter of Credit Liabilities" means, at any time, with respect to Letters of Credit then in effect, the sum of (i) the undrawn face amount of such Letters of Credit, plus (ii) the aggregate unpaid amount, if any, of all Obligations of the Borrower then due and payable to reimburse the Lenders in respect of drawings under such Letters of Credit.

     "Leverage Ratio" means the ratio, expressed as a percentage, of Consolidated Debt to the sum of Consolidated Debt plus Consolidated Net Worth.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, security interest, encumbrance or preference, priority or other security agreement or any interest in Property to secure payment of a debt or performance of an obligation (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

     "Loan Documents" means this Agreement, each of the Notes, each Letter of Credit, each of the Subsidiary Guaranties, each Issuance Request, each Borrowing Notice, the agreement with respect to fees referred to in Section 2.19, together in each case with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates and instruments from time to time executed and delivered by the Borrower or any of its Subsidiaries pursuant to or in connection with any of the foregoing.

     "Loan Facility" is defined in Section 2.1.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its payment obligations under any of the Loan Documents.

     "Material Agreement" means any contract or agreement to which the Borrower or any of its Subsidiaries is a party which is material to the consolidated financial condition or operations of the Borrower and its Subsidiaries, and includes, without limitation, the Existing Trident Indentures.

     "Midstream" means Midstream Combination Corp. or its successor under the Midstream Merger Agreement.

     "Midstream Merger" means the merger of Midstream and Old NGC with Midstream being the surviving corporation and changing its name to NGC Corporation pursuant to the Midstream Merger Agreement.

     "Midstream Merger Agreement" means the Combination Agreement and Plan of Merger dated May 22, 1996 among Old NGC, CUSA and Midstream.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

     "Multiemployer Plan" means a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is obligated to make contributions.

     "Natural Gas" means all gaseous hydrocarbons including, but not limited to oil well gas, gas well gas, and casinghead gas but excluding any natural gas liquids.

     "New Funds Amount" means the amount by which a New Lender's or an Increasing Lender's outstanding Loans increase as of a Commitment Increase Effective Date (without regard to any such increase as a result of Advances made on such Commitment Increase Effective Date).

     "New Lender" is defined in Section 2.21.

     "NGC" means Natural Gas Clearinghouse, a general partnership organized under the laws of the state of Colorado.

     "Notes" means, collectively, the promissory notes in substantially the form of Exhibit "A-1" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of each Lender and payable to the order of such Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory notes; and "Note" means any one of the Notes.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Notice of Commitment Increase" is defined in Section 2.21.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any Indemnified Party arising under any of the Loan Documents.

     "Obligors" means the Borrower and each Guarantor, and their successors and assigns.

     "Old NGC" means NGC Corporation, a Delaware corporation, prior to its merger with Midstream pursuant to the Midstream Merger Agreement.

     "Out of Funds Period" means the period from and including a Draw Date to but excluding the date a Lender provides the Agent immediately available and freely transferable funds equal to such Lender's Percentage of the drawing under a Letter of Credit which took place on such Draw Date.

     "Partially Increasing Lender" is defined in Section 2.21.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last Business Day of each calendar quarter.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Percentage" means, with respect to each Lender, the fraction, expressed as a percentage, (i) the numerator of which equals such Lender's Commitment and
(ii) the denominator of which equals the Aggregate Commitment.

     "Permitted Liens" means any one or more of the following: (a) Liens for taxes, assessments or other governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves shall have been set aside in conformity with Agreement Accounting Principles, (b) deposits or pledges to secure the payment of workers' compensation, unemployment insurance, social security benefits or obligations arising under similar legislation, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature incurred in the ordinary course of business, (c) materialmen's, mechanics', workmen's, repairmen's, employees's, landlord's, lessor's or other like Liens arising in the ordinary course of business to secure obligations not more than 30 days past due or being contested in good faith and as to which adequate reserves shall have been set aside in conformity with Agreement Accounting Principles or as to which adequate bonds shall have been obtained, (d) Liens arising under Section 9.319 of the Texas Uniform Commercial Code or similar statutes of states other than Texas, (e) zoning restrictions, easements, rights-of-way, restrictions, servitudes, permits, reservations, encroachments, exceptions, conditions, covenants, and any other restrictions on the use of real property none of which materially impairs the use of such property by the owner of such property in the operation of its business, (f) liens in favor of the Agent for pro rata benefit of Lenders, or to the Lenders to secure the Obligations, (g) inchoate Liens arising under ERISA,
(h) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, (i) any obligations or duties affecting any of the Property of any Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held, (j) defects, irregularities and deficiencies in title to any Property of any Person which in the aggregate do not materially impair the use of such Property for the purposes for which such Property is held by the Borrower, and defects, irregularities and deficiencies in title to any Property of the Borrower which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation, (k) royalties, overriding royalties, revenue interests, net revenue interests, production payments (other than royalties, overriding royalties, revenue interests, net revenue interests or production payments granted or created by such Person or any of its Subsidiaries in the ordinary course of business in connection with, or having the effect of, the borrowing of money), advance payment obligations (other than obligations in respect of advance payments received by such Person or any of its Subsidiaries in connection with, or having the effect of, the borrowing of money) and other similar burdens now existing on Properties now owned or, as to Properties hereafter acquired, at the time of acquisition by such Person, (l) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements (but only as otherwise permitted by this Agreement), farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any Property of a Person, provided such agreements are entered into the ordinary course of business and contain terms customary for such agreements in the industry, and (m) in the case of the Borrower and its Subsidiaries, other minor liens or encumbrances none of which interferes materially with the use of the Property affected in the ordinary conduct of the Borrower's and/or its Subsidiaries business and which individually or in the aggregate do not have a Material Adverse Effect.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Processing Supply Contract" means any contract (including, without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) entered into by the Borrower or any of its Subsidiaries in the ordinary course of business for the purpose of managing the impact of price fluctuations on natural gas supply costs related to any natural gas processing activity conducted by the Borrower or any of its Subsidiaries.

     "Project Financing" shall mean any Debt incurred to finance a project (including any construction financing) which does not permit recourse to the Borrower or any of its Subsidiaries (other than a Project Financing Subsidiary) or any of their respective Property other than the Property of a Project Financing Subsidiary.

     "Project Financing Subsidiary" shall mean (i) any Subsidiary of the Borrower or (ii) any other Person in which the Borrower owns a 50% or less interest, in each case, whose principal purpose is to incur Project Financing or to become an owner of interests in a Person so created to conduct the business activities for which such Project Financing was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by one or more Project Financings.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person, and includes, without limitation, stock, partnership and limited liability company interests owned or held in any other Person by such Person.

     "Purchaser" is defined in Section 12.3.1.

     "Rate Option" means the Alternate Base Rate or the Eurodollar Rate.

     "Rating Agency" means either of S&P or Moody's.

     "Reducing Lender" is defined in Section 2.21.

     "Reduction Amount" means the amount by which a Reducing Lender's or a Partially Increasing Lender's outstanding Loans decrease as of a Commitment Increase Effective Date (without regard to any such increase as a result of Advances made on such Commitment Increase Effective Date).

     "Reference Banks" means each of the Agent and The First National Bank of Chicago.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 60% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 60% of the sum of (i) the Letter of Credit Liabilities and (ii) the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement, if any, (including all basic, supplemental, marginal and other reserves) which is imposed on Eurocurrency liabilities (in the case of Eurodollar Advances or Eurodollar Loans). The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the applicable reserve requirement.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "Rolling Period" means for each calendar quarter, such quarter and the three preceding calendar quarters.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally-recognized rating agency.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan that is not a Multiemployer Plan.

     "Stated Amount" means the total amount of a Letter of Credit as reduced by any drawings thereunder.

     "Stated Maturity Date" means the date set forth in each Letter of Credit issued pursuant hereto as the expiration date for such Letter of Credit; provided, however, in no event shall the Stated Maturity Date exceed the Facility Maturity Date.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Borrower.

     "Subsidiary Guaranty" means (i) in the case of NGC or any Subsidiary of the Borrower (other than Trident and its Subsidiaries) the Guaranty Agreement substantially in the form of Exhibit "H-1" and (ii) in the case of Trident and its Subsidiaries, the Guaranty Agreement substantially in the form of Exhibit "H-2", as amended or modified from time to time.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries as shown in the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 6.1.1 (or, if no such statements have been delivered, the statements referred to in Section 5.4) or
(ii) is responsible for more than 15% of the Consolidated EBITD for the Rolling Period ending with the calendar quarter immediately prior to the quarter in which such determination is made.

     "Transferee" is defined in Section 12.4.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality or any properly convened arbitration.

     "Trident" means Trident NGL, Inc., a Delaware corporation.

     "Trident Merger" means the merger, consolidation or combination of NGC's partners into or with Old NGC, with Old NGC being the surviving corporation pursuant to the Trident Merger Agreement.

     "Trident Merger Agreement" means the Combination Agreement and Plan of Merger by and among NGC and Trident NGL Holding, Inc. and others dated as of October 21, 1994.

     "Type" means, with respect to any Advance, its nature as a Base Rate Advance or a Eurodollar Advance.

     "UCC" means the Uniform Commercial Code in effect from time to time in the State of Illinois.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

   1.2 Accounting Terms and Other Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles. The words "herein," "hereof," "hereunder," and words of similar import refer to this Agreement as a whole and not to a particular article, section, paragraph or other subdivision. All other terms used herein shall have the meanings stated herein or, if not otherwise defined herein, the meanings for such terms provided in the UCC.

                                  ARTICLE II

                                 THE FACILITY

     2.1     The Loan Facility.

     2.1.1 Description of Loan Facility. The Lenders grant to the Borrower a credit facility (the "Loan Facility") pursuant to which, and upon the terms and subject to the conditions herein set out:

           (i) each Lender severally agrees to make Loans in U.S. Dollars to the Borrower in accordance with Section 2.1.3;

          (ii) in no event may the sum of the aggregate principal amount of all outstanding Loans made by a given Lender to the Borrower exceed the amount equal to (A) such Lender's Commitment, less (B) the Stated Amount of all outstanding Letters of Credit issued by such Lender, less (C) the Borrower's unpaid reimbursement obligations to such Lender with respect to the amounts paid by such Lender pursuant to Letters of Credit (which reimbursement obligations have not been deemed to be automatic Base Rate Advances pursuant to Section 2.2.3);

         (iii) in no event may any new Advance requested by the Borrower exceed the Borrower's reimbursement obligations to the Lenders with respect to the amounts paid by such Lenders pursuant to Letters of Credit.

     2.1.2 Availability of Facility. Subject to the terms of this Agreement, the Loan Facility is available for borrowing from the date of this Agreement to the Commitment Termination Date for the sole purpose of paying the Borrower's reimbursement obligations to the Lenders with respect to the amounts paid by such Lenders pursuant to Letters of Credit or for converting or continuing Advances previously made.

     2.1.3 Advances. Each Advance hereunder shall consist of borrowings made from each Lender to reimburse such Lender for any funds disbursed by such Lender pursuant to any draft drawn or demand made under any Letter of Credit issued by such Lender pursuant hereto or to convert or continue Advances previously made. Each new Advance made by each Lender hereunder shall be deemed to be applied by such Lender to the reimbursement of such Lender for the amount actually disbursed by such Lender pursuant to a draft drawn or demand made under each Letter of Credit issued by such Lender. The Advances and all reimbursement obligations to the Lenders with respect to the amounts paid by such Lenders pursuant to Letters of Credit, which reimbursement obligations have not been repaid by the Borrower, shall be evidenced by the Notes.

     2.1.4 Lender's Several Obligations. The obligations of each Lender to make Loans hereunder is the several (and not joint) obligation of such Lender, and neither the Agent nor any other Lender shall have any obligation to make Loans to the Borrower for the purpose of reimbursing such Lender for any funds disbursed by such Lender pursuant to any draft drawn or demand made under a Letter of Credit issued by such Lender.

     2.1.5 Types of Advances. Advances may be Base Rate Advances, or Eurodollar Advances, or a combination thereof.

     2.2     The Letter of Credit Facility.

     2.2.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement, and provided that no Default or Unmatured Default has occurred and is continuing and the Borrower has provided the Agent with an Issuance Request and telephonic notice of the transmission of such Issuance Request, each Lender severally agrees to issue one or more Letters of Credit from time to time prior to the Commitment Termination Date for the account of the Borrower in an amount equal to the product of (a) such Lender's Percentage, multiplied by (b) the amount set forth in such Issuance Request; it being understood and agreed that subject to the other terms of this Agreement the Borrower may obtain for its account Letters of Credit on behalf of any of its Subsidiaries. Each Letter of Credit shall be issued for the purpose of securing the obligations of the Borrower and/or any of its Subsidiaries under the Gas Purchase Agreement, shall have a Stated Maturity Date on or before the Facility Maturity Date, and shall be substantially in the form of Exhibit "B-1" and all legal and regulatory matters in respect of each Letter of Credit to be issued by a Lender shall be reasonably satisfactory to such Lender. Each Lender will immediately notify the Agent of the issuance of each Letter of Credit by such Lender and immediately provide a copy of each Letter of Credit issued by such Lender to the Agent; provided that the failure to so notify the Agent or so provide a copy to the Agent shall not limit or impair the Borrower's Obligations hereunder, including, without limitation, its Obligations to reimburse drawings under or in respect of each such Letter of Credit. Subject to the terms of this Agreement, the amount, expiry date, date of issuance and the beneficiary of each Letter of Credit shall be as specified by the Borrower in a written Issuance Request delivered, together with a telephonic notice of the transmission of such Issuance Request, to the Agent (by messenger, mail or electronic transmission, including facsimile transmission) not less than three (3) Business Days prior to the requested date of issuance. The Letters of Credit shall not have an expiration date later than 5:00 p.m. (New York time) on the Facility Maturity Date.

     2.2.2 Aggregate Amount Available under Letters of Credit. The aggregate Stated Amount of all outstanding Letters of Credit issued by a given Lender at any one time shall not exceed such Lender's Commitment, and after the issuance of a Letter of Credit, no Lender shall be required to issue any Letter of Credit if, after giving effect thereto, (A) the aggregate Stated Amount of all outstanding Letters of Credit issued by such Lender, plus (B) the Borrower's unpaid reimbursement obligations to such Lender with respect to the amounts paid by such Lender pursuant to Letters of Credit (which reimbursement obligations have not been deemed to be automatic Base Rate Advances pursuant to Section 2.2.3), plus (C) the aggregate principal amount of all outstanding Loans made by such Lender, would exceed such Lender's Commitment.

     2.2.3 Reimbursement of Lenders; Automatic Advances. The Borrower hereby irrevocably agrees that it shall provide the Agent with immediately available and freely transferable funds in an amount equal to the amount to be paid by each Lender upon any drawing under a Letter of Credit, and telephonic notice of same, by 2:00 p.m. (New York time) on the date on which such drawing is to be paid by such Lender (the "Draw Date"). Each Lender shall promptly notify the Borrower and the Agent on the Business Day (which notices may be telephonic, promptly confirmed by telecopy) that a draw request or demand has been made under a Letter of Credit. If the Borrower does not request or is not eligible for an Advance hereunder and does not otherwise provide the Lenders with funds, in the amount and on the date necessary to settle the obligations of the Lenders under any draft drawn or demand made under a Letter of Credit (whether at or prior to the expiration of such Letter of Credit) issued for its account, the Borrower will be deemed to have given a Borrowing Notice to the Agent requesting that the Lenders make a Base Rate Advance on the date on which such drawing is honored in an amount equal to the amount of such drawing and, to the extent permitted by law, the Lenders shall make, and the Borrower shall accept, a Base Rate Advance (consisting of Base Rate Loans made by the Lenders in the amount actually disbursed by each such Lender pursuant to the Letters of Credit issued by such Lender) in the amount actually disbursed by the Lenders pursuant to such draft or demand. Such Base Rate Advance shall be deemed to have been made as of the Draw Date, and the proceeds of such Base Rate Advance shall be deemed to have been applied by each Lender to the reimbursement of such Lender for the amount actually disbursed by such Lender pursuant to such draft or demand. If such Base Rate Advance cannot be made or accepted pursuant to the terms hereof and the Borrower does not provide the Agent with immediately available and freely transferable funds in such amount, the reimbursement obligation of the Borrower to the Lenders shall bear interest (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate, 366 days) until paid at a rate per annum equal to the rate that would have been in effect if a Base Rate Advance had been made by the Lender to the Borrower and, from and after the twentieth (20th) day after the Draw Date the applicable rate of interest shall be the Alternate Base Rate plus 2%. Notwithstanding anything herein to the contrary, a Default shall not occur unless the Borrower fails to repay any such reimbursement obligation (via Advances under the Loan Facility or otherwise) within twenty
(20) days after the Draw Date.

     2.2.4 Lender's Several Obligations. The obligations of each Lender issuing a Letter of Credit to satisfy any draft or demand made under such Letter of Credit is the several (and not joint) obligation of such Lender, and neither the Agent nor any other Lender shall have any obligation to reimburse the Lender issuing such Letter of Credit for any funds disbursed by such Lender pursuant to any draft drawn or demand made under such Letter of Credit.

     2.2.5 Letter of Credit Fees. The Borrower hereby agrees to pay to the Agent for the pro rata benefit of the Lenders, as determined by each Lender's Percentage, a Letter of Credit participation fee equal to the Applicable Margin per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average Stated Amount of each Letter of Credit issued from and including the date issued to and including the date of its expiration or earlier termination. The Borrower shall pay to the Agent the Letter of Credit participation fee due with respect to each outstanding Letter of Credit on each Payment Date in respect of each Letter of Credit outstanding during the calendar quarter during which such Payment Date occurs, commencing on the first Payment Date to occur after such Letter of Credit is issued, and on the Commitment Termination Date. The Agent shall promptly remit to each Lender its Percentage of each Letter of Credit participation fee after its receipt by the Agent.

     2.2.6 Modification of Outstanding Letters of Credit. Subject to the terms of this Agreement (including, without limitation, those applicable to the issuance of a new Letter of Credit), and provided that no Default or Unmatured Default has occurred and is continuing, in lieu of delivering an Issuance Request for additional Letters of Credits in accordance herewith, the Borrower may from time to time modify the Stated Maturity Date or Stated Amount of outstanding Letters of Credit by delivering to the Agent an L/C Modification Notice, together with telephonic notice of the transmission of same, not less than three (3) Business Days prior to the Business Day on which the Borrower wishes such modification to be effective; provided that any such L/C Modification Notice that seeks any reduction in the Stated Maturity Date or Stated Amount of any outstanding Letters of Credit shall be accompanied by and made and effective on, and only on, the terms set forth in a CUSA Certificate delivered to the Agent with the L/C Modification Notice; and provided, further, that each such L/C Modification Notice shall provide for a comparable modification to the outstanding Letters of Credit of each Lender and any proposed reduction or increase in the Stated Amount of outstanding Letters of Credit shall apply ratably to all outstanding Letters of Credit. Each such modification of any outstanding Letters of Credit shall be substantially in the form of Exhibit "B-2" and all legal and regulatory matters in respect of each such modification to be issued by a Lender shall be reasonably satisfactory to such Lender. Each Lender will immediately notify the Agent of the issuance of each such modification by such Lender and immediately provide a copy of each such modification issued by such Lender to the Agent; provided that the failure to so notify the Agent or so provide a copy to the Agent shall not limit or impair the Borrower's Obligations hereunder, including, without limitation, its Obligations to reimburse drawings under or in respect of each modified Letter of Credit. The Letters of Credit, as modified pursuant to this Section, shall not have an expiration date later than 5:00 p.m. (New York time) on the Facility Maturity Date.

     2.2.7 Verification. Neither the Agent nor any Lender shall have any duty to verify or make any inquiry with regard to the truth or accuracy of any statement made in any draft or document presented to the Agent or any Lender under any Letter of Credit, and neither the Agent nor any Lender shall have any duty to make any inquiry into the genuineness of any signature on any such draft or document or into the due authorization of any party to execute or present such draft or document or to receive payment under any Letter of Credit; unless, and to the extent, that the Borrower has provided the Agent with sufficient funds to reimburse each Lender for any demand or draw under a Letter of Credit issued by such Lender, and thereafter a court of competent jurisdiction determines that the Agent or such Lender was grossly negligent (and not simply negligent or contributorily negligent) or guilty of willful misconduct for making such payment in which case the maximum liability of the Agent or such Lender, as the case may be, shall not exceed the direct damages resulting therefrom. In no event shall the Agent or any Lender be liable for punitive or consequential damages.

     2.2.8 Irrevocable Obligations and Commercial Practices. Neither the Agent nor any Lender shall be responsible in connection with any Letter of Credit issued hereunder for, and the obligation of the Borrower set forth in Section
2.2.3 to provide the Agent with funds to reimburse the Lenders for amounts disbursed by each Lender pursuant to drafts or demands made under any Letter of Credit issued shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms of this Agreement under all circumstances and notwithstanding, (i) payment made pursuant to any Letter of Credit despite the failure of any draft to bear any reference or adequate reference to the Letter of Credit, or the failure of any Person to note the amount of any drawing on the Letter of Credit; (ii) errors, omissions, interruptions, or delays in transmission or delivery of any messages, in person, by mail, cable, telegraph, wireless or otherwise whether or not they may be in cipher; (iii) any use which may be made of any Letter of Credit; (iv) any acts or omissions of any beneficiary under any Letter of Credit; (v) the form, validity, sufficiency, or genuineness of documents, or any endorsements(s) thereon, even if such documents should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged; (vi) the sufficiency or genuineness of any messages or instructions to issue a Letter of Credit, or any of the terms thereof, howsoever delivered or transmitted by any Obligor to the Agent or any Lender; or (vii) the existence of any claim, setoff, defense or other right which any Obligor may have at any time against a beneficiary named in any Letter of Credit or any transferee of any Letter of Credit (or any

Person for whom any such transferee may be acting), the Agent, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including, without limitation, any underlying transactions between any Obligor or any Affiliate of any Obligor and the beneficiary named in any Letter of Credit) other than a defense based on the gross negligence or willful misconduct of such Lender as determined by a court of competent jurisdiction. The happening of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair, or prevent the vesting of any of the Agent's or any Lender's rights or powers under this Agreement or any other Loan Documents. The Agent or any Lender may receive, accept, or pay as complying with the terms of any Letter of Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, the party in whose name such Letter of Credit provides that any drafts or any other documents should be drawn or issued. In furtherance and extension but not in limitation of the foregoing provisions, it is hereby further agreed that any action, inaction, or omission taken or suffered by the Agent or any Lender under or in connection with any Letter of Credit or any drafts or documents referenced herein shall be binding upon the Obligors and the Lenders and shall not place the Agent or any Lender under any resulting liability to any Obligor or any Lender. Notwithstanding the foregoing, to the extent that an Obligor has reimbursed the Agent or the applicable Lender for any draw or demand under a Letter of Credit issued for its account and thereafter a court of competent jurisdiction determines that the Agent or such Lender did not act in good faith and in substantial conformity with such Person's customary practices and such domestic laws and customs or regulations as such Person deemed applicable thereto or was guilty of gross negligence (and not simply negligence or contributory negligence) or willful misconduct in honoring such demand or draw, the Agent or such Lender, as the case may be, shall be liable to such Obligor for such action, gross negligence or willful misconduct provided that in any event the maximum liability of the Agent or such Lender, as the case may be, shall not exceed the direct damages resulting therefrom. In no event shall the Agent or any Lender be liable for punitive or consequential damages.

     2.2.9 Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until the final expiration date of any Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to
Article XIII or as otherwise directed by the Agent, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in (i) certificates of deposit having a maturity not exceeding 30 days, (ii) short-term obligations of, or fully guaranteed by, the United States of America, or (iii) commercial paper rated A-l or better by S&P or P-l or better by Moody's. Nothing in this Section 2.2.9 shall (i) obligate the Borrower to deposit any funds in the Letter of Credit Collateral Account, (ii) obligate the Agent to require the Borrower to deposit any funds in the Letter of Credit Collateral Account or (iii) limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account other than as required by
Section 8.1. The Borrower hereby grants to the Agent for the benefit of the Lenders a security interest in the Letter of Credit Collateral Account and any funds or investments in such account.

     2.3 Required Payments. Any outstanding Advances shall be payable on the Commitment Termination Date. All reimbursement obligations (which reimbursement obligations have not been deemed to be automatic Base Rate Advances pursuant to
Section 2.2.3) and all other unpaid Obligations shall be paid in full by the Borrower on demand.

     2.4     Fees.

   2.4.1 Commitment Fees. The Borrower hereby agrees to pay to the Agent for the account of each Lender, ratably in the proportion that such Lender's Commitment bears to the Aggregate Commitment, a commitment fee (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) equal to the Applicable Commitment Fee on the average daily unused amount of the Aggregate Commitment (it being understood that the Stated Amount of all outstanding Letters of Credit is usage of the Aggregate Commitment), payable quarterly in arrears on the third Business Day after each Payment Date and on the Commitment Termination Date.

   2.4.2 Cancellation. The Borrower may at any time after the date hereof cancel the Aggregate Commitment, in whole, or in a minimum aggregate amount of $15,000,000 (and in integral multiples of $5,000,000) ratably among the Lenders upon at least three Business Days' prior written notice to the Agent, which notice shall specify the amount of such reduction; provided, however, no such notice of cancellation shall be effective to the extent that it would reduce the Aggregate Commitment to an amount which would be less than the outstanding principal amount of all Advances, plus the Stated Amount of all Letters of Credit outstanding, plus reimbursement obligations to the Lenders with respect to the amounts paid by such Lenders pursuant to Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Base Rate Advances pursuant to Section 2.2.3 at the time such cancellation is to take effect. Any notice of cancellation given pursuant to this Section 2.4.2 shall be irrevocable and permanent and shall specify the date upon which such cancellation is to take effect. The Agent shall promptly notify each Lender of its receipt of notice from the Borrower electing to cancel all or a portion of the Aggregate Commitment. Each partial cancellation of the Aggregate Commitment shall cancel each Lender's Commitment ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment.

     2.5 Minimum Amount of Each Eurodollar Advance. Each Eurodollar Advance shall be in the minimum amount of $10,000,000. Each Advance which fails to satisfy the minimum requirements set forth in this Section for a Eurodollar Advance shall be deemed a Base Rate Advance.

     2.6 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium (other than amounts payable as provided in Section 3.4, if any, as a result of such prepayment being made other than on the last day of a Eurodollar Interest Period with respect to any Eurodollar Advance as provided in Section 3.4), all outstanding Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Advances upon (3) three Business Days' (or, in the case of outstanding Advances bearing interest at the Alternate Base Rate, (1) one Business Day's) prior notice to the Agent.

     2.7 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable to each Eurodollar Advance from time to time; provided, that the Borrower will not select such Eurodollar Interest Periods with regard to Eurodollar Loans so that more than eight (8) Eurodollar Interest Periods with regard to Eurodollar Loans are in effect at any time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than [10:00] a.m. (New York time) at least (1) one Business Day before the Borrowing Date of each Base Rate Advance and (3) three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

             (i)     the Borrowing Date, which shall be a Business Day, of such
                  Advance,

            (ii)  the aggregate amount of such Advance,

           (iii)  the Type of Advance selected, and

            (iv) in the case of a Eurodollar Advance, the Eurodollar Interest Period applicable thereto.

Not later than noon (New York time) on each Borrowing Date, each Lender shall apply its Loan made in connection with such Advance in payment of the Obligations hereunder to reimburse such Lender for any funds disbursed by such Lender pursuant to any draft drawn or demand made under any Letter of Credit issued by such Lender pursuant hereto.

     2.8 Conversion and Continuation of Outstanding Advances. Base Rate Advances shall continue as Base Rate Advances unless and until converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Base Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Eurodollar Interest Period or be converted into a Base Rate Advance. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of an Advance of either Type into the other Type of Advance; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or each continuation of a Eurodollar Advance not later than [10:00] a.m. (New York time) at least (1) one Business Day, in the case of a conversion into a Base Rate Advance, or (3) three Business Days, in the case of a conversion into or a continuation of a Eurodollar Advance, prior to the date of the requested continuation, specifying:

             (i) the requested date which shall be a Business Day, of such conversion or continuation;

            (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

           (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Eurodollar Interest Period applicable thereto.

     2.9 Changes in Interest Rate, etc. Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Base Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.10 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto to (but not including) the last day of such Eurodollar Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Eurodollar Interest Period may end after the Commitment Termination Date.

     2.10 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. If any Advance is not paid at maturity, whether by acceleration or otherwise, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Eurodollar Interest Period at the rate otherwise applicable to such Eurodollar Interest Period plus 2% per annum and (ii) each Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate otherwise applicable to the Base Rate Advance plus 2% per annum.

     2.11 Method of Payment. All payments of Obligations actually made by the Borrower hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (New York time) on the date when due and shall be applied ratably by the Agent among the Lenders. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

     2.12 Notes; Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Notes, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Notes. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic or telecopy notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic or telecopy notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.13 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Base Rate Advance is prepaid, whether due to acceleration or otherwise, and on the Commitment Termination Date. Interest accrued on that portion of the outstanding principal amount of any Base Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Eurodollar Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and on the Commitment Termination Date. Interest accrued on each Eurodollar Advance having a Eurodollar Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Eurodollar Interest Period. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Fees payable hereunder and interest on Base Rate Advances shall be calculated for the actual number of days elapsed on the basis of a year consisting of 365, or where appropriate, 366 days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.14 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each Reference Bank agrees to furnish timely information for the purpose of determining the Eurodollar Rate.

     2.15 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.16 Non-Receipt of Funds by the Agent. Unless the Borrower notifies the Agent prior to the date on which it is scheduled to make payment hereunder to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.

If the Borrower has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the interest rate applicable to the relevant Loan.

     2.17 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender (or Lending Installation) that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender (or Lending Installation) is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender (or Lending Installation) which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender (or Lending Installation) is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender (or Lending Installation) from duly completing and delivering any such form with respect to it and such Lender (or Lending Installation) advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.18 Maximum Interest Rate. Nothing contained in this Agreement or the Notes shall require any Obligor to pay interest to any Lender at a rate exceeding the maximum rate permitted by applicable law with respect to such Lender. This Section 2.18 is not intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of any state if a higher rate is permitted with respect to such Lender by supervening provisions of U.S. federal law and it is specifically provided that Chapter 15 of Texas Revised Civil Statutes Article 5069 (the Texas Credit Code), which regulates certain revolving loan accounts and revolving tri-party accounts, shall not be applicable to this Agreement, the Notes or any of the Debt arising hereunder. If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period (together with any fees or charges which would constitute interest under applicable law) would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to the third sentence of this Section 2.18 and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the third sentence of this Section 2.18.

     2.19 Agent's Fees. In order to compensate the Agent for the cost and expense of acting as Agent under this Agreement, the Borrower hereby agrees to pay to the Agent the fees agreed to between the Borrower and the Agent with respect to its activities in structuring and administering this Agreement.

     2.20    Procedures for Extensions of the Facility Maturity Date.   The
Facility Maturity Date may be extended for successive 364 day periods if (A) requested by the Borrower by prior written notice to the Agent not more than 120 days nor less than 90 days prior to the then Facility Maturity Date, and (B) such extension is consented to in writing by each of the Lenders in the exercise of its sole and absolute discretion within 45 days after receipt by the Lenders of the relevant request for extension. Any extension of the Facility Maturity Date hereunder shall become effective on the then Facility Maturity Date. Upon the extension of such Facility Maturity Date, the Facility Maturity Date shall be automatically extended by 364 days. Anything herein to the contrary notwithstanding, no Lender shall have any obligation whatsoever to agree to any extension of the Facility Maturity Date at any time, and failure by a Lender to respond or to agree as herein provided to any such request for extension shall be deemed an election not to extend the Facility Maturity Date then in effect and such failure shall not create or give rise to a claim or action against the Lenders or the Agent or any of them or be deemed as having the effect of extending a Lender's Commitment hereunder.

     2.21 Procedures with respect to Increases in the Aggregate Commitment. So long as no Default or Unmatured Default has occurred and is continuing, the Borrower may request from time to time, and subject to the terms and conditions hereinafter set forth, that the Aggregate Commitment be increased by giving written notice thereof to the Agent; provided, however, that any such notice must be given no later than 60 days prior to the then Facility Maturity Date. Each such notice (a "Notice of Commitment Increase") shall (w) be in the form of Exhibit "G", (x) attach a certificate from the Borrower certifying CUSA's approval of any New Lender, (y) specify therein:

             (i) the effective date of such increase, which date (the requested "Commitment Increase Effective Date") shall be no earlier than five (5) Business Days after receipt by the Agent of such notice;

            (ii) the amount of the requested increase; provided, however, that after giving effect to such requested increase, the Aggregate Commitment shall not exceed $400,000,000;

           (iii) the identity of the then Lenders, if any, which have agreed with the Borrower to increase their respective Commitments in an amount such that their respective Percentages after giving effect to such requested increase will be the same or greater than their respective Percentages prior to giving effect to such requested increase (each such then Lender being a then "Increasing Lender"), each other Lender which has agreed to increase its Commitment in an amount such that its Percentage after giving effect to such a requested increase will be less than its Percentage prior to giving effect to such requested increase (each such Lender being a "Partially Increasing Lender"), the identity of each financial institution not already a Lender, if any, which has agreed with the Borrower to become a Lender to effect such requested increase in the Aggregate Commitment (each such assignee shall be reasonably acceptable to the Agent and approved as a Lender by CUSA; each such assignee being then a "New Lender"), and each Lender which has not agreed to increase its Commitment (each such Lender being a "Reducing Lender");

            (iv) the amount of the respective Commitments and Percentages of the then Lenders and any New Lenders from and after the Commitment Increase Effective Date; and

             (v) the Stated Amount of all outstanding Letters of Credit that will be needed from each then Lender and the Stated Amount of each Letter of Credit that will need to be issued by any New Lenders on the Commitment Increase Effective Date as calculated by the Borrower; and

(z) in the event any Lender's Percentage after giving effect to such a requested increase will be different than its Percentage prior to giving effect to such requested increase, attach a CUSA Certificate.

             On or before each Commitment Increase Effective Date:

             (i) the Borrower, each Increasing Lender, each Partially Increasing Lender and each then New Lender shall execute and deliver to the Agent for its acceptance, as to form, documentation embodying the provisions of the Notice of Commitment Increase relating to the increase in the Aggregate Commitment to be effected on such Commitment Increase Effective Date; and

            (ii) upon acceptance of such documentation by the Agent, which acceptance shall not be unreasonably withheld, and so long as no Default or Unmatured Default has occurred and is continuing,

                 (A) the Agent shall give prompt notice of such acceptance to each Lender,

                 (B) such documentation shall become effective, and the
             Aggregate Commitment shall be increased to the amount specified therein, on such Commitment Increase Effective Date,

                 (C) the Borrower shall execute and deliver to each New Lender a
             Note payable to the order of such Lender in the face principal amount equal to such Lenders' Commitment,

                 (D) the Borrower shall execute and deliver to each Increasing
             Lender and each Partially Increasing Lender, against receipt by the Borrower of such Lender's then existing Note, a new Note in the face principal amount equal to such Lenders' Commitment after giving effect to such Commitment increase,

                 (E) in the event an existing Lender's Percentage after giving effect to such a requested increase will be different than its Percentage prior to giving effect to such requested increase, each such existing Lender shall either (i) issue a modification of its outstanding Letters of Credit substantially in the form of Exhibit "B-2", or (ii) issue a new Letter of Credit, in either case reflecting a modification of the Stated Amount of such Lender's outstanding Letters of

             Credit equal to the product of (x) such Lender's Percentage after giving effect to the increase in the Aggregate Commitment scheduled for the Commitment Increase Effective Date, multiplied by (y) the aggregate Stated Amount of all outstanding Letters of Credit, and

                 (F) each New Lender shall issue a new Letter of Credit in the
             Stated Amount equal to the product of (x) such Lender's Percentage after giving effect to the increase in the Aggregate Commitment scheduled for the Commitment Increase Effective Date, multiplied by
             (y) the aggregate Stated Amount of all outstanding Letters of Credit.

     On each Commitment Increase Effective Date:

             (i) if there are any outstanding Advances or any unpaid reimbursement obligations of the Borrower with respect to amounts drawn on any Letters of Credit (which reimbursement obligations have not been deemed to be automatic Base Rate Advances pursuant to Section 2.2.3), each then New Lender and each then Increasing Lender shall, by wire transfer of immediately available funds, deliver to the Agent such Lenders' New Funds Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute Loans made by such Lender to the Borrower pursuant to Section 2.1 on such Commitment Increase Effective Date;

            (ii) promptly after the Agent's receipt thereof, the Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Lender and to each Partially Increasing Lender its Reduction Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.6, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Lender; and

           (iii) Each Lender will immediately notify the Agent of the issuance of each modification of Letter of Credit or issuance of a new Letter of Credit pursuant to this Section and immediately provide a copy of each modification or new Letter of Credit issued by such Lender to the Agent; provided that the failure to so notify the Agent or so provide a copy to the Agent shall not limit or impair the Borrower's Obligations hereunder, including, without limitation, its Obligations to reimburse drawings under or in respect of each modified Letter of Credit or each new Letter of Credit.

     Effective as of each Commitment Increase Effective Date, the Notes then or theretofore delivered to each then New Lender, and the new Notes then or theretofore delivered to each then Increasing Lender and each then Partially Increasing Lender, shall evidence such Lender's ownership of its Percentage, effective as of such Commitment Increase Effective Date, of all Advances then outstanding and all unpaid reimbursement obligations of the Borrower with respect to amounts drawn on any Letters of Credit. Also effective as of each Commitment Increase Effective Date, each then New Lender and each then Increasing Lender shall be deemed to have purchased and had transferred to it, and each then Reducing Lender and each Partially Increasing Lender shall be deemed to have sold and transferred to such New Lenders and Increasing Lenders, such undivided interest in such Reducing Lender's and such Partially Increasing Lender's interest in all then outstanding Obligations hereunder and any security therefor and any guaranty pertaining thereto at any time existing as is necessary so that such undivided interests of all Lenders (including each then New Lender) shall accord with their respective Percentages after giving effect to the increase in the Aggregate Commitment on such Commitment Increase Effective Date.

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES

     3.1 Yield Protection. If any change in, or introduction of, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

             (i) subjects any Lender or any applicable Lending Installation to any additional tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or Letters of Credit or participations therein or other amounts due it hereunder, or

            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

           (iii) imposes any other condition the direct result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding, maintaining or participating in the Loans or Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with the Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of the Loans or Letters of Credit held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans, Letters of Credit, participations therein and its Commitment. Any Lender claiming or reasonably anticipating any additional amounts payable pursuant to Section 3.1(i) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its applicable Lending Installation or issuing office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not be otherwise disadvantageous to such Lender in its opinion. The Borrower shall not be obligated to compensate any Lender pursuant to this Section 3.1 for any amounts attributable to a period more than 90 days prior to the giving of notice by such Lender to the Borrower of its intention to seek compensation under this Section 3.1.

     3.2 Changes in Capital Adequacy Regulations. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender, or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans, its Letters of Credit or its obligation to make Loans or issue Letters of Credit or participate in Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy being applied with respect to customers similarly situated to Borrower with whom such Lender has a contractual right to so charge such amounts). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or
(ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or issuing office or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. The Borrower shall not be obligated to compensate any Lender pursuant to this
Section 3.2 for any amounts attributable to a period more than 90 days prior to the giving of notice by such Lender to the Borrower of its intention to seek compensation under this Section 3.2.

     3.3 Availability of Types of Advances. If any Lender determines that maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of Eurodollar Advances and require any Eurodollar Advances to be converted into Base Rate Advances. If the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Agent shall suspend the availability of the Eurodollar Advances with respect to any Eurodollar Advances made after the date of any such determination until such time as deposits of a type or maturity appropriate to match fund Eurodollar Advances are made available, or (ii) after giving effect to amounts payable under Sections 3.1 and 3.2 an interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making a Eurodollar Advance, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Agent shall suspend the availability of Eurodollar Advances with respect to any Eurodollar Advances made after the date of any such determination.

     3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or any Eurodollar Advance is converted to a Base Rate Advance on a date which is not the last day of the applicable Eurodollar Interest Period or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it directly resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

     3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Eurodollar Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender in its opinion. If any amount becomes due under Section 3.1, 3.2 or 3.4, each affected Lender shall consult with the Borrower as to how it intends to calculate the amount due and shall deliver a written statement of such Lender as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the basis for claiming such amount and calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error; provided that the determination of such amount shall be made in good faith and in a manner consistent with such Lender's standard practice and that such Lender's policies as to imposing such increased costs are being applied with respect to customers similarly situated to Borrower with whom such

Lender has a contractual right to so charge such amounts. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the Type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within ten (10) Business Days after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

     3.6 Replacement of Lenders. If any Lender is unable to make a Eurodollar Loan pursuant to Section 3.3, is subject to increased costs pursuant to Section 3.1, 3.2 or 3.4, fails to designate an alternate Lending Installation pursuant to Section 3.1 or 3.5, or is owed or reasonably anticipates being owed additional amounts pursuant to Section 3.1 and fails to take action to the extent required under Subsection 3.1 to avoid or reduce any such additional amounts, the Borrower shall have the right, if no Default then exists, to replace such Lender with another financial institution reasonably acceptable to the Agent provided that (i) such financial institution shall unconditionally offer in writing (with a copy to the Agent) to purchase, in accordance with
Section 12.3.2 all of such Lender's rights and obligations under this Agreement and the Notes, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Notes payable to such Lender plus such Lender's Percentage of any outstanding reimbursement obligations with respect to any outstanding Letters of Credit plus any accrued but unpaid interest on such Notes and such reimbursement obligations plus accrued but unpaid fees in respect of such Lender's commitment hereunder to the date of such purchase on a date therein specified, (ii) the obligations of the Borrower owing pursuant to Section 3.1, 3.2 and 3.4 to the Lender being replaced, shall be paid in full to the Lender being replaced concurrently with such replacement, (iii) the replacement financial institution shall execute a Notice of Assignment pursuant to which it shall become a party hereto as provided in Section 12.3.2 and shall pay the processing fee required pursuant to such section, and (iv) upon compliance with the provisions for assignment provided in Section 12.3 and the payment of amounts referred to in clause (i), the replacement financial institution shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder; provided that (x) if such Lender accepts such an offer and such financial institution fails to purchase on such specified date in accordance with the terms of such offer, the Borrower shall continue to be obligated to pay the increased cost, amounts, expenses and taxes under Sections 3.1, 3.2, 3.4 and
3.5 above to such Lender and (y) if such Lender fails to accept such purchase offer, the Borrower shall not be obligated to pay such Lender such increased cost pursuant to such sections from and after the date of such purchase offer; provided, further that notwithstanding the foregoing, no Lender which is an issuer of an outstanding Letter of Credit may be replaced pursuant to this
Section 3.6 while such Letter of Credit is outstanding.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1 Initial Advance and Letter of Credit. The Lenders shall not be required to make the initial Advance hereunder and shall not be required to issue the initial Letter of Credit unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

             (i) Copies of the articles of incorporation of each corporate Obligor and each corporate partner of each Obligor and of the partnership agreement of each Obligor or partner of an Obligor which is a partnership, together with all amendments, and a certificate of good standing for each corporate Obligor and each corporate partner of each Obligor, certified with respect to each Obligor and each corporate partner of an Obligor by the appropriate governmental officer in its jurisdiction of incorporation or organization, as the case may be.

            (ii) Copies, certified by the Secretary or Assistant Secretary of each Obligor and each corporate partner of each Obligor, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents to which it is a party.

           (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Obligor and each corporate partner of each Obligor, which shall identify by name and title and bear the signature of the officers of the Obligor or partner of the Obligor authorized to sign the Loan Documents and to make borrowings and obtain Letters of Credit hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

            (iv) A written opinion of (A) the General Counsel or Corporate Counsel of the Borrower substantially in the form of Exhibit "C", each dated the date of the initial Advance or Letter of Credit and addressed to the Agent and the Lenders.

             (v)  Notes payable to the order of each of the Lenders.

            (vi) Such related money transfer authorizations as the Agent may have reasonably requested.

           (vii) The Subsidiary Guaranties, duly executed on behalf of NGC, NGC Liquids Marketing, Inc., NGC Oil Trading and Transportation, Inc., NGC Futures, Inc.,

     Hub Services, Inc., NGC Anadarko Gathering Systems, Inc., Trident Gas Marketing, Inc., Trident NGL Pipeline Company, Kansas Gas Supply Corporation, Trident Acquisition Corp., NGC UK Limited, NGC Canada, Inc., Trident and NGC Energy Resources, Limited Partnership, Warren Petroleum Company, Limited Partnership, WPC LP, Inc. and WTLPS, Inc.

          (viii) A certificate setting forth the Borrower's insurance coverage and insurers as of the Closing Date.

            (ix) A copy of the fully executed Midstream Merger Agreement certified by an officer of the Borrower as being true, correct and complete together with a certificate of an officer of the Borrower to the effect that the conditions of closing set forth in Article 12 thereof have been satisfied.

             (x) Such other documents as the Agent, any Lender or its counsel may have reasonably requested.

     4.2 Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) and no Lender shall be obligated to issue a Letter of Credit, unless on the applicable Borrowing Date or Issuance Date, as the case may be:

             (i)  There exists no Default or Unmatured Default.

            (ii) The representations and warranties contained in Article V and the representations in Sections 11 and 15 of each of the Subsidiary Guaranties are true and correct in all material respects as of such Borrowing Date or Issuance Date, as the case may be, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     Each Borrowing Notice (other than a Borrowing Notice deemed given pursuant to Section 2.2.3) with respect to each such Advance and each Issuance Request with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders and the Agent that:

     5.1 Corporate or Partnership Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation or partnership, as the case may be, duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to have such authority would not have a Material Adverse Effect.

     5.2 Authorization and Validity. Each Obligor has the corporate or partnership power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. Except to the extent that the failure to so qualify would not have a Material Adverse Effect, each of the Borrower and its Subsidiaries has all requisite power, and is in all respects duly qualified and licensed under all applicable laws to own its assets and properties as now owned and to carry on its business as now conducted. The execution and delivery by each Obligor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate and partnership proceedings, and the Loan Documents constitute legal, valid and binding obligations of each Obligor party thereto, enforceable against such Obligor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3 No Conflict; Government Consent. Neither the execution and delivery by the Obligors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Obligor or any of its Subsidiaries or any partner of any Obligor or the Borrower's or any Subsidiary's or any partner's articles of incorporation, by-laws or partnership agreement or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement that is a Material Agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or, to the extent that any such consent or other action may be required, it has been validly procured and all waiting periods with respect thereto have expired.

     5.4 Financial Statements. The March 31, 1996 consolidated financial statements of Old NGC and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of Old NGC and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5 Material Adverse Change. Since March 31, 1996, there has been no change in the business, Property, financial condition or results of operations of Old NGC and/or the Borrower and their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns or reports which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in all material respects. The Borrower knows of no pending investigation of the Borrower or any of its Subsidiaries by any taxing authority, nor of any pending but unassessed tax liability which could reasonably be expected to have a Material Adverse Effect.

     5.7 Litigation and Contingent Obligations. Except as set forth on Schedule "3" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4. To the knowledge of the Borrower there are no outstanding judgments individually or in the aggregate in excess of Twenty-Five Million Dollars ($25,000,000) (net of any insurance coverage which is reasonably expected to be paid by the insurer) which have not been stayed, against the Borrower, any of its Subsidiaries or any of their respective Properties.

     5.8 Subsidiaries. Schedule "1" hereto contains an accurate list of all of the existing Subsidiaries of the Borrower on the Closing Date, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or other equity owned by the Borrower or other Subsidiaries of the Borrower. All of the issued and outstanding shares of capital stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.

     5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $25,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $25,000,000 in the aggregate. Except for such matters as would not singly or in the aggregate have or reasonably be expected to have a Material Adverse Effect, each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Single Employer Plan, except in connection with the Trident Merger, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Multiemployer Plan with respect to which it has any unsatisfied liability or initiated steps to do so, and except in connection with the Trident Merger, no steps have been taken to reorganize or terminate any Single Employer Plan.

     5.10 Accuracy of Information. All written factual information furnished by the Borrower or any of its Subsidiaries on or after the Closing Date to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is dated, certified or delivered and will not be incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. In addition, any estimates or projections provided in connection therewith will be based on information that is then currently available and believed to be correct and on assumptions believed to be reasonable, but the Borrower does not warrant that such estimates or projections will ultimately prove to have been accurate.

     5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. The Borrower is not engaged principally, and does not as one of its important activities engage, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Neither the Borrower nor any Person acting on its behalf has taken or will take any action which could reasonably be expected to cause this Agreement or any of the Notes to violate any of said Regulations G, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

     5.12 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply would not have a Material Adverse Effect.

     5.13 Environmental Matters. The Borrower, each of its Subsidiaries, and their respective Properties are in compliance with all Environmental Laws except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect and neither the Borrower nor any of its Subsidiaries is subject to any liability or obligation for remedial action thereunder or in connection therewith which could reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any Tribunal of the Borrower, any of its Subsidiaries, or any of their respective Properties (i) pertaining to any violation of any Environmental Law relating to Hazardous Materials, or (ii) which could reasonably be expected to result in any requirement that the Borrower or any of its Subsidiaries conduct any clean-up or remediation activities with respect to any Hazardous Materials, which could reasonably be expected to have a Material Adverse Effect. There are no Hazardous Materials located on or under any of the Properties of the Borrower or any of its Subsidiaries (other than petroleum products which are located thereon in the ordinary course of business and in a manner which does not constitute a violation of applicable Environmental Law) which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has caused or permitted any Hazardous Material to be disposed of on or under or released from any of its properties which disposal or release could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any knowledge of any violation of any Environmental Law by any previous owner of any of its properties that could reasonably be expected to have a Material Adverse Effect.

     5.14 Ownership of Properties; Liens. Except as set forth on Schedule "2" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have marketable title or valid leasehold interests, free of all Liens other than those permitted by Section 6.2.8, to all of the Property and assets reflected in the financial statements described in Section 5.4, except that with respect to properties acquired subsequent to the date hereof, the Borrower represents only that (i) the same will be acquired only after appropriate due diligence regarding title to the same, and (ii) the title to all such property so acquired will be acceptable to a reasonably prudent person engaged in the acquisition, ownership and operation of the type of property interest involved and subject only to defects existing as of the date of acquisition which are not material or for which appropriate adjustments in the cost of acquisition shall have been made.

     5.15 Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.16 Public Utility Holding Company Act. Other than Electric Clearinghouse Inc. ("ECI"), neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), and the rules and regulations thereunder. Electric Clearinghouse Inc. has received a "no action letter" from the Securities and Exchange Commission (the "SEC Letter") which ensures that no enforcement action will be brought against Electric Clearinghouse Inc. as an "electric utility", as such term is defined in PUHCA, by virtue of the fact that Electric Clearinghouse Inc. engages in power marketing activities.

     5.17 Insurance. As of the Closing Date, the certificate provided pursuant to Section 4.1(x) and signed by an Authorized Representative of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate in all material respects.

     5.18 Solvency. (i) Immediately following the issuance of any Letter of Credit, if any, issued pursuant hereto, (a) the value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of any such Subsidiary.

     5.19 Default. Neither the Borrower nor any of its Subsidiaries is in default under the provisions of any Material Agreement or of any instrument evidencing any material obligation, indebtedness, or liability of the Borrower or any of its Subsidiaries, or of any agreement relating thereto, or in default under or in violation of any order, writ, injunction, decree, regulation, or demand of any Tribunal, which default or violation could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VI

                                   COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1     Affirmative Covenants.

   6.1.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary of the Borrower, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

             (i) As soon as available, and in any event within sixty (60) days after the end of each of the first three quarterly periods of each of its fiscal years, (i) a consolidated statement of income of the Borrower and its Subsidiaries for such quarter and a consolidated statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing with the beginning of the Borrower's fiscal year to the end of such quarter, (ii) a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of business for such quarter, (iii) consolidating statements of income of the Borrower and its Subsidiaries for such quarter and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries for the period commencing with the beginning of the Borrower's fiscal year to the end of such quarter prepared on a business segment basis, showing gas, liquids, electric power and corporate, or such other segments as agreed from time to time by the Agent, as business segments, (iv) consolidating balance sheets of the Borrower and its Subsidiaries as of the close of business for such quarter prepared on a business segment basis, showing gas, liquids, electric power and corporate, or such other segments as agreed from time to time by the Agent, as business segments, and (v) a computation of the ratios and amounts required to be maintained by Sections 6.3.1 and 6.3.2, all in reasonable detail, prepared in accordance with generally accepted accounting principles and certified by an Authorized Officer to the effect that they present fairly the financial condition and results of the operations of the Borrower at the date and for the period indicated therein, subject to changes resulting from year-end audit adjustments.

             (ii) As soon as available and in any event within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted accounting principles on a consolidated basis for the Borrower and its Subsidiaries, including a balance sheet as of the end of such period and related statements of income, retained earnings and cash flows, accompanied by a computation made by such accountants of the ratios and amounts required to be maintained by Sections 6.3.1 and 6.3.2.

           (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "D" hereto signed by an Authorized Officer of the Borrower (a "Compliance Certificate") certifying that the statements fairly present the Borrower's financial condition and results of operations showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (iv) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by an Authorized Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

             (v) Promptly after becoming aware thereof, written notice of any litigation which could reasonably be expected to result in a judgment against the Borrower or any of its Subsidiaries in excess of $25,000,000, net of insurance coverage which is reasonably expected to be paid by the insurer, or other event or condition which could reasonably be expected to have a Material Adverse Effect.

             (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

           (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

          (viii) Promptly, notice in writing to the Lenders of the occurrence of any Default or Unmatured Default.

            (ix) Promptly, notice in writing to the Agent of any change in the credit rating of the Borrower's senior unsecured Debt by a Rating Agency.

             (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.1.2 Use of Proceeds. The Borrower will use the proceeds of the Advances to pay the reimbursement obligations of the Borrower with respect to the Letters of Credit issued pursuant hereto or to continue or convert Advances made previously. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

     6.1.3 Additional Subsidiary Guaranties. The Borrower will cause any Subsidiary of the Borrower (other than any Project Financing Subsidiary and other than NGC Storage, Inc.) which after the date hereof has (i) consolidated fixed assets plus net working capital with a book value equal to or greater than $100,000,000 as determined in a manner consistent with the most recent financial statements provided pursuant to Section 6.1.1 or (ii) 15% or more of the Consolidated EBITD for the calendar quarter immediately prior to the quarter in which such determination is made (unless such Consolidated EBITD for such Subsidiary for such quarter is less than $10,000,000 or unless such Person is not a Subsidiary of the Borrower for the entire calendar quarter) to become a Guarantor with respect to, and be jointly and severally liable with all other Guarantors for, all the Obligations by executing and delivering to the Lenders a guaranty substantially in the form of the applicable Subsidiary Guaranty except to the extent that such Person becomes a Subsidiary of the Borrower pursuant to an Acquisition and is subject at the time of such Acquisition to restrictions adversely affecting its ability to enter into a Subsidiary Guaranty; provided however, that in the event that any Subsidiary of the Borrower provides a Guaranty with respect to any Debt of the Borrower other than the Obligations, such Subsidiary shall also concurrently become a Guarantor with respect to, and be jointly and severally liable with all other Guarantors for, all the Obligations by executing and delivering to the Lenders a guaranty substantially in the form of the applicable Subsidiary Guaranty ("Additional Guaranty") and, in the event that any such Subsidiary no longer provides a Guaranty with respect to such other Debt of the Borrower, so long as such Additional Guaranty is not otherwise required pursuant to this Section 6.1.3, the Additional Guaranty shall concurrently terminate.

     6.1.4 Conduct of Business. The Borrower will, and will cause each Subsidiary of the Borrower to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or contemplated and to do all things reasonably necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation or as a partnership in its jurisdiction of organization, as the case may be, to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect) and to keep in full force and effect its respective existence, rights, leases, patents, and all other licenses or rights necessary to comply with all Laws or other provisions of any Material Agreement (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect); provided, however, that nothing in this Section
6.1.4 shall prevent the abandonment and retirement of property used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, if, in the reasonable opinion of the Borrower or the applicable Subsidiary of the Borrower, such abandonment or retirement of property is in the interest of the Borrower or such Subsidiary and not prejudicial to the Lenders.

     6.1.5 Taxes and Other Charges. The Borrower will, and will cause each Subsidiary of the Borrower to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, as well as all lawful claims for labor, materials, and supplies, which, if unpaid could become a Lien or charge on such Property, or any part thereof, except, with regard to any of the foregoing, which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves as required by Agreement Accounting Principles have been set aside.

     6.1.6 Insurance. The Borrower will, and will cause each Subsidiary of the Borrower to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with prudent industry practice, and the Borrower will furnish to the Agent or any Lender upon reasonable request full information as to the insurance carried, including, without limitation, certificates of insurers, brokers and agents, as to such insurance.

     6.1.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary of the Borrower to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws, and obtain, keep, and comply with, all necessary permits, approvals, certificates and licenses in effect and remain in compliance therewith, except in any such case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.1.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary of the Borrower to, maintain, preserve, protect and keep its Property in good repair, working order and condition in accordance with prudent industry practices, and make all necessary and proper repairs, renewals and replacements so that its business is carried on in accordance with prudent industry practices; provided, however, that nothing in this Section 6.1.8 shall prevent the abandonment and retirement of property used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, if, in the reasonable opinion of the Borrower or the applicable Subsidiary, such abandonment or retirement of property is in the interest of the Borrower or such Subsidiary and would not have a Material Adverse Effect.

     6.1.9 Inspection. The Borrower will, and will cause each Subsidiary of the Borrower to, permit the Agent and the Lenders, by their respective representatives and agents, to visit and inspect (so long as no Default shall have occurred, at their own risk, cost and expense) any of the Property, corporate books and financial records of the Borrower and each Subsidiary of the Borrower, to audit and examine and make copies of the books of accounts and other financial records (and after the occurrence and during the continuance of a Default, other records) of the Borrower and each Subsidiary of the Borrower, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary of the Borrower with, and to be advised as to the same by, their respective officers upon reasonable advance notice, and at such reasonable times (during normal business hours) and intervals as the Agent and the Lenders may designate; provided, however, that during such time as no Default has occurred and is continuing, visits, inspections and audits by the Agent and the Lenders shall be conducted on the same date and not more often than once during any calendar quarter, unless otherwise agreed by the Borrower.

     6.1.10 Maintenance of Books and Records. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, proper books of record and account in which the Borrower and each of its Subsidiaries will make full, true, and correct entries, in accordance with Agreement Accounting Principles, of all dealings and transactions with respect to which pursuant to any Law or Agreement Accounting Principles the Borrower is required to maintain written records in relation to its business and activities.

     6.1.11 Compliance with ERISA. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable minimum funding requirements and all other applicable requirements of ERISA except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.1.12 Maintenance of Credit Rating. The Borrower will use reasonable efforts to maintain a credit rating by S&P or Moody's of its senior unsecured Debt. In the event that S&P or Moody's is not providing ratings of the Borrower's senior unsecured Debt, the Agent may request that the Borrower substitute another nationally recognized rating agency in lieu of S&P or Moody's.

     6.2     Negative Covenants.

   6.2.1     [Intentionally Omitted]

   6.2.2 Debt. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, create, incur or suffer to exist any Debt, except:

             (i)  The Obligations;

             (ii) Debt existing on the date hereof (not otherwise permitted pursuant to this Section 6.2.2) and included in the financial statements referred to in Section 5.4 or in Schedule "2" hereto;

             (iii)  The Existing Trident Subordinated Debt;

              (iv) Debt incurred under Capitalized Leases or secured by a purchase money Lien permitted by Section 6.2.8(iv) provided that both before and after giving effect to any incurrence of any such obligation or Debt there exists no Default or Unmatured Default;

              (v) Debt of (A) a Subsidiary of the Borrower due to the Borrower or any other Subsidiary of the Borrower or (B) the Borrower due to any Subsidiary of the Borrower;

             (vi) To the extent not otherwise permitted by this Section 6.2.2, Debt of Subsidiaries of the Borrower in an amount not to exceed in the aggregate for all such Debt at any one time outstanding $150,000,000, provided, that both before and after giving effect to any incurrence of such Debt there exists no Default or Unmatured Default, provided further that no Subsidiary of the Borrower shall enter into or permit to exist any agreement with respect to any such Debt which restricts or prohibits, or which has the effect of restricting or prohibiting the declaration or payment of dividends or other distributions or advances by that Subsidiary to the Borrower and its other Subsidiaries;

              (vii)    Project Financing;

              (viii) To the extent not otherwise permitted by this Section 6.2.2, Debt of the Borrower up to an amount such that both before and after the incurrence of such Debt there will not exist a Default or an Unmatured Default;

              (ix) Debt of any Person which is outstanding at the time such Person becomes a Subsidiary of the Borrower as a result of a permitted Acquisition;

              (x) Debt incurred in connection with the Existing Bank Credit Facility; and

              (xi) Renewals, extensions, amendments, refinancing, rearrangements, modifications, restatements, defeasances, purchases or supplements of any Debt referred to in Subsection 6.2.2(i) through (x), provided that no such renewal, extension, amendment, refinancing, rearrangement, modification, restatement or supplement shall increase the amount of the outstanding Existing Trident Subordinated Debt.

     6.2.3 Merger. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, merge or consolidate with or into any other Person, unless both before and after giving effect to such merger or consolidation, there exists no Default or Unmatured Default; provided that (i) if any Subsidiary of the Borrower party to such a merger or consolidation is a Guarantor, the Subsidiary Guaranty of such Guarantor shall remain in force and effect and (ii) if the Borrower is a party to such a merger or consolidation, the Borrower is the surviving Person or if the Borrower is not the surviving Person, the surviving Person shall expressly assume in writing in form and substance reasonably satisfactory to the Agent all of the liabilities and obligations of the Borrower hereunder, under the Notes and under the other Loan Documents.

     6.2.4 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, lease, sell or otherwise dispose of its Property, to any other Person except:

            (i) sales of inventory, Natural Gas and other similar assets in the ordinary course of business,

            (ii) sales or other dispositions of notes receivable or accounts receivable as permitted by Section 6.2.5,

            (iii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than Property otherwise permitted to be sold, leased, or otherwise disposed of pursuant to this Section 6.2.4) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, provided, that for purposes of this clause (iii), the sale or other disposition by a Subsidiary of the Borrower of stock or other equity interests in itself to a Person other than the Borrower or one or more of its Subsidiaries shall be considered a sale or other disposition of Property with a value equal to the difference between (A) the product of the Borrower's direct and indirect percentage of ownership of such Subsidiary times the book value of such Subsidiary before such sale or other disposition minus (B) the product of the percentage of the Borrower's direct and indirect ownership of such Subsidiary times the sum of the book value of such Subsidiary after giving effect to such sale or other disposition plus any assets acquired in connection with such sale or other disposition,

            (iv) sales of assets which are concurrently leased back,

            (v) sales or exchanges of fixed assets which are intended to be and are replaced within 180 days of such sale or other disposition by fixed assets having a substantially similar or greater fair market value,

            (vi) dispositions of assets which are obsolete or no longer used or useful in the business of the Borrower or any of its Subsidiaries,

            (vii) leases, sales or other dispositions of its Property by (A) the Borrower to any of its Subsidiaries or (B) any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower, or

            (viii) sales or other dispositions of any ownership interest, whether in whole or in part, in any fractionators within twelve (12) months of the consummation of the Midstream Merger to comply with requirements of governmental authorities in connection with the Midstream Merger;

provided that the parties understand and agree that any merger otherwise permitted by Section 6.2.3 (including the Midstream Merger) shall not constitute a disposition of assets.

     6.2.5 Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, with an aggregate outstanding principal amount (in the case of notes) and an aggregate outstanding face amount (in the case of accounts receivable) in excess, for all such sales and other dispositions on or after the date hereof of $150,000,000 at any time and from time to time outstanding.

     6.2.6 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, make or suffer to exist any Investments, except:

             (i) Short-term obligations of, or fully guaranteed by, the United States of America.

             (ii) Commercial paper rated A-l or better by S&P or P-l or better by Moody's.

             (iii) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 or any Lender.

             (iv) Other Investments (not otherwise permitted pursuant to this Section 6.2.6) in existence on the date hereof and included in the financial statements provided pursuant to Section 5.4 or in Schedule "1" hereto.

             (v) Loans or advances to Trident pursuant to the Trident Intercompany Credit Agreement.

             (vi) Advances, loans, extensions of credit or capital contributions by the Borrower or any of its Subsidiaries to or on behalf of the Borrower or any Subsidiary or Affiliate of the Borrower (including, but not limited to, the purchase of the Existing Trident Subordinated Debt), provided that both before and after giving effect to any such advance, loan, extension of credit or capital contribution, there exists no Default or Unmatured Default.

             (vii) Contributions of capital to any Person, or investments in, or purchases or other acquisitions (in accordance with Regulation U) of, the stock, partnership interests, notes, debentures or other securities of any Person, or any commitment for any of the foregoing.

             (viii) Repurchase agreements with the Agent or any Lender, or banks that are insured by the Federal Deposit Insurance Corporation and having a capital and an unimpaired surplus of at least One Hundred Million Dollars ($100,000,000), and with members of the Association of Primary Dealers in United States Government Securities, the underlying securities of which are of the type described in (i) above, and each of which is secured at all times by obligations of the same type that have fair market value, including accrued interest, at least equal to the amount of such repurchase agreement, including accrued interest.

             (ix) Obligations of any state within the United States of America, any nonprofit corporation or any instrumentality of the foregoing, provided that at the time of their purchase, such obligations are rated in one of the two highest letter rating categories (e.g. in the case of S&P, either its AAA or AA category) by a nationally recognized securities credit rating agency.

             (x) Obligations issued by political subdivisions or municipalities of any state within the United States of America, any nonprofit corporation or any instrumentality of the foregoing, that are rated in one of the two highest letter rating categories (e.g. in the case of S&P, either its AAA or AA category) by a nationally recognized securities credit rating agency.

             (xi) Eurodollar deposits with the overseas branch of any domestic bank or any Lender having a capital and surplus of at least One Hundred Million Dollars ($100,000,000) .

             (xii) Participations having a term of no more than 90 days with (i) any Lender or (ii) any financial institution, the unsecured debt of which is rated in one of the two highest letter rating categories (e.g. in the case of S&P, either its AAA or AA category) by a nationally recognized securities credit rating agency, in loans made or owned by such Lender or other financial institution to Persons which have open market commercial paper rated in either of the two highest short-term rating categories by a nationally recognized securities credit rating agency.

     6.2.7 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, make or suffer to exist any Guaranty, except:

              (i) endorsement of instruments for deposit or collection in the ordinary course of business,

             (ii) the Subsidiary Guaranties,

             (iii) Guaranties of the Existing Trident Subordinated Debt, which Guaranties are subordinated to the Obligations in a manner satisfactory to the Agent, acting reasonably,

             (iv) to the extent not included elsewhere in this Section, Guaranties of obligations in respect of letters of credit (other than Letters of Credit) not to exceed in the aggregate at any time outstanding an amount equal to the amount permitted under the

Existing Credit Facility (whether or not such letters of credit are issued under the Existing Credit Facility),

             (v) the Trident Guaranties set forth in Schedule "4",

             (vi) Guaranties of (A) Debt of the Borrower and its Subsidiaries otherwise permitted pursuant to the terms of this Agreement and (B) other obligations of the Borrower and its Subsidiaries (other than (1) Guaranties of Debt of Persons other than the Borrower and its Subsidiaries, (2) Guaranties of obligations set forth in agreements, undertakings or other arrangements by which the Borrower and its Subsidiaries agree to maintain the net worth, working capital or any other financial condition of any other Person, (3) Guaranties of the type referred to in clause (a) of the definition of the term Guaranty and not otherwise permitted by clause (iv) of this Section 6.2.7, and (4) completion guaranties or similar assurances that a project performs as planned) of a type normally incurred in the industry and incurred in the ordinary course of business and

             (vii) to the extent not included above, Guaranties of other obligations (including, without limitation, agreements containing completion guaranties or similar assurances that a project performs as planned and excluding Guaranties of the type referred to in clause (a) of the definition of Guaranty not otherwise permitted by clause (iv) of this Section 6.2.7) which obligations are otherwise permitted pursuant to the terms of this Agreement not to exceed in the aggregate $150,000,000 at any time.

     6.2.8 Liens. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

             (i) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not materially affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

             (ii) Liens existing on the date hereof (not otherwise permitted pursuant to this Section 6.2.8) and described in Schedule "2" hereto;

             (iii) Permitted Liens;

             (iv) Liens created by (a) Capitalized Leases permitted by Section 6.2.2(iv) provided that the Liens created by any such Capitalized Lease attach only to the property leased to the Borrower or one of its Subsidiaries pursuant thereto, and
(b) purchase money Liens securing Debt (including such Liens securing Debt incurred within 12 months of the date on which such Property was acquired) permitted by Section 6.2.2 (iv) provided that all such Liens attach only to the property purchased with the proceeds of the Debt secured thereby and (c) Liens on receivables or notes created in connection with a receivables or notes sale permitted by Section 6.2.5 and Liens on rights of the Borrower or any of its Subsidiaries related to such receivables or notes which are transferred to the purchaser of such receivables or notes in connection with such permitted sale, provided that such Liens secure only the obligations of the Borrower or any of its Subsidiaries in connection with such sale;

             (v) Liens on cash and short-term investments (a) deposited by the Borrower or any of its Subsidiaries in margin accounts with futures contract brokers authorized to trade on the New York Mercantile Exchange to secure its obligations with respect to futures contracts for the purchase or sale of natural gas, natural gas liquids, domestic crude, Brent crude, propane, heating oil, unleaded gasoline and/or jet fuel or (b) pledged by the Borrower or any of its Subsidiaries to secure its obligations pursuant to one or more Fixed Price Contracts or other such contracts with respect to other commodities or interest rate or currency rate management contracts;

             (vi) Liens on (A) Property owned by a Project Financing Subsidiary or (B) equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company) securing Debt incurred in connection with a Project Financing;

             (vii) Liens on Property of a Person which exist at the time such Person becomes a Subsidiary of the Borrower as a result of a permitted Acquisition which Liens were not granted in contemplation of such Person becoming a Subsidiary of the Borrower; and

             (viii) extensions, renewals or replacements of any Lien referred to in Sections 6.2.8(i) through (vii), provided that the principal amount of the Debt or obligation secured thereby is not increased and that any such extension, renewal or replacement Lien is limited to the Property originally encumbered thereby.

     6.2.9   [Intentionally Deleted]

     6.2.10 Affiliates. The Borrower will not, and will not permit any Subsidiary of the Borrower to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the

Borrower or any of its Subsidiaries and other than dividends to shareholders of the Borrower) except upon terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and except the transactions and payments contemplated in and made pursuant to the Trident Merger Agreement and the Midstream Merger Agreement together with, in each case, the other agreements attached as exhibits thereto.

     6.2.11 Judgments. The Borrower will not allow any final judgment for the payment of money in excess of Twenty-Five Million Dollars ($25,000,000) with respect to the Borrower or any Subsidiary of the Borrower (other than any Project Financing Subsidiary) rendered against the Borrower or any Subsidiary of the Borrower to remain undischarged or unbonded for a period of thirty (30) days during which such execution shall not be effectively stayed or deferred.

     6.3     Financial Covenants.

     6.3.1 Net Worth. The Borrower will maintain at all times, Consolidated Tangible Net Worth of not less than the sum of (i) $400 million, plus (ii) 50% of each of the Borrower's Consolidated Net Income and Old NGC's Consolidated Net Income, if positive, for each fiscal quarter ending after March 14, 1995, plus
(iii) 50% of the aggregate net proceeds of all issuances of equity securities made by the Borrower after the Closing Date.

     6.3.2 Leverage Ratio. The Borrower will not permit its Leverage Ratio to exceed 60%.

                                  ARTICLE VII

                                    DEFAULTS

 The occurrence of any one or more of the following events shall constitute a
Default:

  7.1 Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement or any other Loan Document shall be incorrect in any material respect on the date as of which made or deemed made.

  7.2 The failure or refusal of any Obligor to (a) pay the principal of any of the Obligations, or any part thereof, as it becomes due in accordance with the terms of the Loan Documents, or (b) pay interest on any of the Obligations, or any part thereof, or any other amount or fee under the terms of this Agreement and the other Loan Documents, within five (5) Business Days after it becomes due.

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

  7.3 The breach by the Borrower of any of the terms or provisions of Section 6.1.2, 6.1.9, 6.2.1, 6.2.2, 6.2.3, 6.2.4, 6.2.5, 6.2.7 or 6.2.8.

  7.4 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan Document or by any Obligor of any other Loan Document and, if capable of being remedied, such breach shall remain unremedied for 45 days after the earlier of (i) an Authorized Officer of the Borrower obtaining knowledge of such breach, or (ii) written notice thereof being given to the Borrower by any Lender or the Agent.

  7.5 (a) Failure of any Obligor or any Subsidiary (other than any Project Financing Subsidiary) of an Obligor to pay when due (subject to any applicable grace period), whether by acceleration or otherwise, any Debt (other than the Obligations and other than the Existing Trident Subordinated Debt and other than the CUSA Assumed Debt) aggregating for all of the Obligors and their respective Subsidiaries in excess of $40,000,000 in principal amount; (b) the default by any Obligor or any Subsidiary (other than any Project Financing Subsidiary) of an Obligor in the performance of any term, provision or condition contained in any agreement under which any Debt (other than the Obligations and other than the Existing Trident Subordinated Debt and other than the CUSA Assumed Debt) aggregating for all of the Obligors and their respective Subsidiaries (other than any Project Financing Subsidiary) in excess of $40,000,000 in principal amount was created or is governed, or any other event shall occur or condition exist, the effect of which default or other event or condition is to permit the holder or holders of such Debt to cause such Debt to become due prior to its stated maturity and such default, event or condition continues for more than 30 days; provided, however, that in the event the rights of any holder or holders of such Debt to accelerate such Debt have been terminated by cure of such default or written waiver by the holder of such Debt, such default shall not thereafter constitute a Default hereunder until such time as the right of such holder or holders to accelerate such Debt again arises; (c) any Debt (other than the Obligations and other than the Existing Trident Subordinated Debt and other than the CUSA Assumed Debt) of any of the Obligors or any of their respective Subsidiaries aggregating for all of the Obligors and their respective Subsidiaries in excess of $40,000,000 in principal amount shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; (d) any of the Existing Trident Subordinated Debt shall be declared to be due and payable or required to be prepaid prior to the stated maturity thereof and shall not be paid (or such acceleration rescinded) within 30 days of the date on which it is required to be so paid; or (e) demand for payment shall be made for all or any part of the CUSA Assumed Debt prior to the stated maturity thereof and such payment shall not be made (or such demand rescinded) on or before the earlier of (i) 30 days following such demand or (ii) the date upon which the holder thereof commences proceedings to collect such payment.

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

  7.6 The Borrower or any of its Subsidiaries (other than any Project Financing Subsidiary) or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect,
(ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) not pay, or admit in writing its inability to pay, its debts generally as they become due. or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.7.

  7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries (other than any Project Financing Subsidiary), or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or such Subsidiary or such Guarantor or any Substantial Portion of the Property of any of the foregoing, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries (other than any Project Financing Subsidiary) or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

  7.8 The failure of the Borrower or any Subsidiary of the Borrower (other than any Project Financing Subsidiary) to have stayed or discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding against any of its assets having a fair market value of $25,000,000 or more.

  7.9  Any Change in Control shall occur.

 7.10 Any Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Subsidiary Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Subsidiary Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Subsidiary Guaranty to which it is a party, or gives notice to such effect provided, however, that no termination of a Subsidiary Guaranty resulting from the merger of one Subsidiary of the Borrower which has executed a Subsidiary Guaranty into another Subsidiary of the Borrower which has executed a Subsidiary Guaranty shall constitute a Default so long as the Subsidiary Guaranty of the corporation surviving such merger remains in full force and effect and that any release of an Additional Guaranty pursuant to Section 6.1.3 shall not constitute a Default.

  7.11 Subsidiaries. The Borrower shall cease to own, directly or indirectly, free and clear of Liens, at least the following percentage (or such lesser percentage of such Person as was owned at the time such Person reached either of the thresholds described in (i)(A) or (i)(B) below, without giving effect to transfers made in contemplation of such Person's reaching such threshold) of the issued and outstanding capital stock or other equity of a Guarantor, other than as a result of the merger of such Guarantor into another Subsidiary of the Borrower or as a result of a transfer that did not result in a Default under this Section 7.11 at the time made: (i) 80% of a Guarantor at any time either
(A) having fixed assets and net working capital with a book value equal to or greater than $100,000,000 or (B) contributing 15% or more of the Consolidated EBITD for an entire calendar quarter or (ii) 51% of any Guarantor other than a Guarantor referred to in the foregoing clause (i); provided however, that any
                                                   -------- -------
release of an Additional Guaranty pursuant to Section 6.1.3 shall not constitute a Default.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

  8.1 Acceleration.

  (a) If any Default described in Section 7.6 (other than 7.6 (ii) and other than 7.6(v) hereof as to any of the matters in 7.6(ii) hereof) or 7.7 occurs,
(i) the obligations of the Lenders to make Loans hereunder and the obligations of the Lenders to issue Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and without any election or action on the part of the Agent or any Lender and (ii) the Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the excess, if any, of

        (A) 100% of the sum of the aggregate maximum amount remaining available to be drawn under the Letters of Credit (assuming compliance with all conditions for drawing thereunder) issued and outstanding as of such time, over

        (B) the amount on deposit in the Letter of Credit Collateral Account at such time that is free and clear of all rights and claims of third parties and that has not been applied by the Lenders against the Obligations;

provided, however, that so long as no Default shall have occurred and be continuing, if the amount on deposit in the Letter of Credit Collateral Account exceeds the Collateral Shortfall Amount, then the Agent shall return to the Borrower an amount of such deposit equal to such excess, and the Lenders hereby authorize the Agent to do so.

  (b) If any Default occurs and is continuing (other than a Default described in Section 7.6(i) or 7.6(iii) through (vii) or 7.7), (i) the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Lenders to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) the Required Lenders may, upon notice delivered to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to deliver (and the Borrower will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount.

  (c) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to deliver (and the Borrower will, forthwith upon demand by the Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount at such time.

  (d) The Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders under the Loan Documents.

  (e) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Agent to the Borrower or paid to whoever may be legally entitled thereto at such time.

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

  (f) The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

  8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements (including consents and waivers) supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

        (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon or any fees on any Letter of Credit.

        (ii) Reduce the percentage specified in the definition of Required Lenders.

        (iii) Extend the Facility Maturity Date (including, without limitation, as provided in Section 2.20), or reduce the amount of, or extend the payment date for, the mandatory payments required under Section 2.3, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement or change the definition of Aggregate Commitment (other than pursuant to Section 2.21).

        (iv) Amend this Section 8.2.

        (v) Release any Guarantor of any Obligation from its Subsidiary Guaranty or release any Subsidiary Guaranty.

        (vi) If a Default has occurred and is continuing, release any collateral securing the Obligations.

        (vii) Permit the Borrower to assign its rights or obligations under the Loan Documents.

        (viii) Amend the parenthetical phrase in the first sentence of the definition of Eurodollar Interest Period.

In addition, in the event of an amendment, modification or waiver of any provision in the Existing Bank Credit Facility in accordance with the terms thereof and the same or substantially similar provision exists in this Agreement, then the Agent shall be deemed authorized to and will execute on behalf of all of the Lenders a similar amendment, modification or waiver of this Agreement without the consent or approval of the Lenders herein; provided, however, that the consent of each Lender is required for any of the matters described in clauses (i) through (vii) above and the consent of the Required Lenders is required for any amendment, modification or waiver of Section 6.3.
No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of or modify the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

  8.3 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full and all Commitments have terminated.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

  9.1 Survival of Representations; Obligations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and issuance of Letters of Credit herein contemplated.

  9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

  9.3 Taxes. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue

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

authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

  9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

  9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, and the Lenders relating to the subject matter thereof.

  9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective permitted successors and assigns.

  9.7 Expenses; Indemnification of Agent and Lenders. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administra tion of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Neither the Agent, any Lender nor any of their respective officers, directors, employees, or agents (each, an "Indemnified Party") shall be liable for any action in good faith taken or omitted to be taken by such Indemnified Party pursuant to, in connection with, or in any way related to this Agreement or any other Loan Document including, without limitation, an Indemnified Party's own negligence or co-negligence except to the extent such action or omission constitutes willful misconduct or gross negligence on the part of such Indemnified Party (or its officers, directors, employees or authorized agents) or is adjudicated by a court of competent jurisdiction to constitute gross negligence or willful misconduct on the part of such Indemnified Party (or its officers, directors, employees or authorized agents). The Borrower agrees to the fullest extent permitted by applicable Law, to indemnify and to hold harmless each Indemnified Party from and against any and all losses, claims, damages, penalties, judgments, expenses and liabilities to Persons not party to this Agreement including all actions with respect thereto (including, without limitation, any alleged violations of applicable federal or state securities laws committed by any Person other than such Indemnified Party or any such loss resulting from such Indemnified Party's negligence), and reasonable attorneys' fees and costs (including, without limitation, all expenses of litigation and preparation therefor) which any of them may pay or incur arising out of or in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby or the direct or indirect application of the proceeds of any Loan or Letter of Credit, or the performance by such Indemnified Party of its obligations hereunder and under the other Loan Documents; provided, however, that the indemnification provided for herein shall not apply to any such loss (i) adjudicated by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party, (ii) arising out of any claim made by any Lender against the Agent or another Lender under this Agreement or the other Loan Documents, or (iii) arising out of any claim made by any Participant against a Lender which does not result from a breach by any Obligor of any term or provision of this Agreement or any other Loan Document. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

  9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

  9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

  9.10 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent, nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

  9.11 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS OF LAWS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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

  9.12 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

  9.13 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

  9.14 Confidential Information. The Agent and each Lender agree that all documentation and other information made available by the Borrower to the Agent or such Lender under the terms of this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of the Agent or such Lender, or was theretofore known or hereinafter becomes known to the Agent or such Lender on a nonconfidential basis independent of any disclosure thereto by the Borrower) be held in confidence by the Agent or such Lender in accordance with prudent banking procedures and used solely in the administration and enforcement of the Loan Documents and Letters of Credit from time to time outstanding and in the prosecution or defense of legal proceedings arising in connection herewith; provided that (i) the Agent or such Lender may disclose documentation and information to the Agent and/or to any other Lender which is a party to this Agreement or any Affiliates thereof and (ii) the Agent or such Lender may disclose such documentation or other information to any other bank or other Person to which such Lender sells or proposes to make an assignment or sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of the confidentiality statement customarily employed by the Agent or such Lender in connection with such potential transfers provided that the terms of such confidentiality statement are no less restrictive than those contained in the confidentiality agreement executed by the Borrower and the Agent or such Lender.
Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Agent or any Lender from (a) making disclosure of any information

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

(i) if required to do so by applicable law or regulation, (ii) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of the Agent's or Lender's business or that of the Agent's or Lender's corporate parent or affiliates in connection with the exercise of such authority or claimed authority, (iii) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (iv) to correct any false or misleading information which may become public concerning such Person's relationship to the Borrower, or (v) to the extent the Agent or such Lender or its counsel deems necessary or appropriate to enforce any remedy provided in the Loan Documents, the Notes or this Agreement or otherwise available by law; or (b) making, on a confidential basis, such disclosures as such Lender reasonably deems necessary or appropriate to its legal counsel or accountants (including outside auditors). If the Agent or such Lender is compelled to disclose such confidential information in a proceeding requesting such disclosure, the Agent or such Lender shall seek to obtain assurance that such confidential treatment will be accorded such information; provided, however, the Agent or such Lender shall have no liability for the failure to obtain such treatment. Notwithstanding anything in this Agreement to the contrary, each Lender agrees that to the extent it acquires information from or on behalf of the Borrower or any of its Subsidiaries that may provide a competitive advantage with regard to the sale or purchase of commodities or derivative products, such Lender will take all reasonable care to keep such information confidential as to the officers, agents or employees of such Lender or any Affiliate thereof that are involved in such Lender's or Affiliate's commodity trading activities.

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

                                   ARTICLE X

                                   THE AGENT
                                   ---------

  10.1 Appointment and Authority of Agent. In order to expedite the various transactions contemplated by this Agreement, each Lender hereby designates and appoints CIBC to act as its agent hereunder, and authorizes CIBC to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or any other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender or any Obligor, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Should the Agent fail or refuse to take any action requested hereunder by the Required Lenders, the Agent shall resign and the Required Lenders shall promptly appoint a successor to the Agent hereunder. At any time that no Person or Persons are acting as agent hereunder, the Obligors are authorized to deal directly with each Lender for all purposes hereunder including, without limitation, the remittances of amounts then required to be paid hereunder and, in respect to any request or the like purportedly delivered by the Required Lenders to the Obligors, the Obligors shall receive written evidence thereof. The Agent is hereby expressly authorized as agent on behalf of the Lenders, without hereby limiting any implied authority:

  (a) To receive on behalf of each Lender any payment of principal or interest on the Advances paid to the Agent, and to promptly distribute to each Lender its pro rata share of all payments so received;

  (b) To receive all documents and items to be furnished hereunder;

  (c) To act as nominee for and on behalf of all of the Lenders in and under this Agreement and the other Loan Documents;

  (d) To arrange for the means whereby the funds of the Lenders are to be made available to the Borrower;

  (e) To distribute to the Lenders information, requests, payments, prepayments, documents, and other items received from the Obligors and others;

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

  (f) To execute and deliver to the Obligors and others requests, demands, approvals, and consents received from the Lenders;

  (g) To the extent permitted by this Agreement, to exercise on behalf of each Lender all remedies of the Lenders or the Agent upon the occurrence of any Default or Unmatured Default specified in this Agreement, to the extent requested by the Required Lenders; and

  (h) To take such other actions as may be requested by the Required Lenders, subject to the limitations of Section 8.2.

  10.2 Capacity of the Agent. With respect to its commitment to lend hereunder and the Loans made by it and Letters of Credit issued by it, the Agent in its capacity as a Lender and not as the Agent, shall have the same rights and powers hereunder as the other Lenders and may exercise the same rights and power as though it were not the Agent.

  10.3 No Liability of the Agent and Indemnity. Neither the Agent, nor any of it officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or them hereunder or otherwise in connection with the Loan Documents (except for its or such Person's own willful misconduct or gross negligence in not performing a specific administrative duty hereunder), or (ii) responsible in any manner to any Lender for any recitals, statements, representations, or warranties made by any Obligor or any officer thereof contained in any Loan Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, any Loan Document or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document or for any failure of any Obligor to perform its obligations under any Loan Document. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or conditions contained in any Loan Document, or to inspect the properties, books, or records of any Obligor. To the extent that the Agent is not reimbursed or indemnified by the Obligors, each of the Lenders will indemnify the Agent to the fullest extent permitted by applicable Law pro rata based upon their respective Percentages from and against any and all demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this or any other Loan Document, or any documents contemplated by or referred to herein, or therein, or the transactions contemplated hereby, or thereby, or any action taken or omitted by the Agent under or in connection with any of the foregoing, including resulting from the Agent's own negligence (and including, without limitation, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from any violations or alleged violation of applicable federal or state securities laws, committed by any Person other than the

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

Agent) but not gross negligence or willful misconduct. The agreements in this
Section 10.3. shall survive the termination of this Agreement.

  10.4 Employees of Agent. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of counsel pertaining to all matters hereunder. The Borrower has agreed to reimburse the Agent for actual out-of-pocket expenses incurred by the Agent and its agents in acting under this Agreement and each other Loan Document and to pay any reasonable legal and out-of-pocket expenses incurred by the Agent in connection with the development, preparation, negotiation, and execution of the Loan Documents, or the enforcement of the rights of the Agent and the Lenders thereunder. Each Lender agrees to reimburse the Agent, when applicable, in the amount of its pro rata share based upon its Percentage of any out-of-pocket expenses incurred for the benefit of the Lenders and not reimbursed by the Obligors.

  10.5 Reliance. The Agent shall be entitled to rely on any conversation, notice, consent, certificate, schedule, affidavit, letter, telegram, teletype message, statement, order, or other document believed to be genuine and correct and to have been signed or sent by the proper Person or Persons and, in respect of legal matters, upon an opinion of counsel selected by the Agent. The Agent and the Obligors may deem and treat the original Lenders hereunder as the owners of their respective pro rata shares of the Obligations for all purposes hereof notwithstanding any assignment or transfer of any interest therein by any Lender in accordance with the provisions of Article XII. Any request, authority, or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Note. The Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with a request of the Required Lenders, or of all of the Lenders in the circumstances required by Section 8.2, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and their successors and assigns. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken shall be deemed to constitute any representation or warranty by the Agent to any Lender. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Obligor

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

or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

  10.6 Several Commitments. Except as expressly provided in this Section 10.6, the obligations of the Lenders under this Agreement are several. The default by any Lender in making its Loan in accordance with its commitment hereunder, issuing its Letters of Credit or performing on its Letters of Credit shall not relieve the other Lenders of their obligations hereunder. In the event of any default by any Lender in issuing its Letters of Credit, a non-defaulting Lender shall be obligated to issue its Percentage of the amount requested in each Issuance Request, but shall not be obligated to issue the amount which the defaulting Lender was required to advance hereunder. Nothing in this Section 10.6 shall be construed as releasing, modifying, or waiving the obligation of each Lender to issue its Percentage of the Letters of Credit sought in each Issuance Request pursuant to the terms of this Section 10.6 and this Agreement.

  10.7 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default unless the Agent has received notice from a Lender or an Obligor referring to this Agreement or other relevant Loan Document, describing such Default or Unmatured Default and stating that such notice is a "notice of default." Notwithstanding the provisions of the immediately preceding sentence, in the event that the Agent or any Lender knows of any Default or Unmatured Default such Person shall, as soon as practicable, give notice of same to each other Lender. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Unmatured Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action (unless directions from the Required Lenders are required therefore under Article VIII), with respect to such Default or Unmatured Default as it shall deem advisable in the best interests of the Lenders.

  10.8 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

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

  10.9 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint with the consent of the Borrower which such consent shall not be unreasonably withheld or delayed, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint with the consent of the Borrower which such consent shall not be unreasonably withheld or delayed, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

  11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Debt at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

  11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans or in respect of its Letters of Credit (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Obligations

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

held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Obligations. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Percentage. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

  12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and permitted assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent and the Borrower may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

  12.2    Participations.

  12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had

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

not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any Guarantor of any such Loan or Letter of Credit or releases any substantial portion of collateral, if any, securing any such Loan or Letter of Credit.

  12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

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

  12.3    Assignments.

  12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents subject, in the case of assignments to a Purchaser which is not a Lender prior to such assignment, to a minimum of $20,000,000 or such lesser amount as may be consented to by the Borrower and the Agent provided that any assignment by any Lender shall include a pro rata assignment of its interest in the Aggregate Commitment. Such assignment shall be in the form of Exhibit "F" hereto or in such other form as may be agreed to by the Agent. The consent of the Agent and the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required; and provided, further, that if any Letters of Credit are outstanding, then such assignment shall not become effective until such time as the Agent has received the following:

  (A) a modification of each assigning Lender's outstanding Letters of Credit substantially in the form of Exhibit "B-2" reflecting the Stated Amount of such Lender's outstanding Letters of Credit after giving effect to such assignment as equal to the product of (x) such Lender's Percentage after giving effect to such assignment, multiplied by (y) the aggregate Stated Amount of all outstanding Letters of Credit,

  (B) a new Letter of Credit from the Purchasers in the Stated Amount equal to the product of (x) such Purchaser's Percentage after giving effect to the assignment, multiplied by (y) the aggregate Stated Amount of all outstanding Letters of Credit, and

  (C) a CUSA Certificate reflecting the change in the Percentages resulting from such assignment.

The consent of the Borrower and the Agent shall not be unreasonably withheld.

  12.3.2 Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "F" hereto (a "Notice of Assignment"), together with any consents and other documents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent by the applicable Purchaser for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment and each replaced Note shall be returned to the Borrower marked "cancelled and replaced." Notwithstanding any assignment hereunder, the agreements and Obligations of the Borrower contained in Section 3.1, 3.2, 3.4 or 9.7 with respect to the transferor Lender shall survive such assignment and be enforceable by such transferor Lender, in accordance with the terms of this Agreement, with respect to acts and circumstances occurring prior to such transfer. Notwithstanding any assignment hereunder, the agreements and obligations of the transferor Lender pursuant to
Section 10.3 shall survive such assignment and be enforceable by the Agent with respect to acts and circumstances occurring prior to such transfer.

  12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, provided such Participant, Purchaser, Transferee or other Person has signed a confidentiality agreement substantially similar to the provisions of Section 9.14.

  12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.17.

                                  ARTICLE XIII

                                    NOTICES
                                    -------

  13.1 Giving Notice. Except as otherwise permitted by Section 2.12 with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telecopy and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted on any Business Day.

  13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

  IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                            NGC CORPORATION


                            By:___________________________
                            Print Name:___________________
                            Title:________________________

                            13430 Northwest Freeway, Suite 1200
                            Houston, Texas  77040
                            Attn:  Senior Vice President and Chief
                                   Financial Officer
                            Telephone No.:  713-744-1770
                            Telecopy No.:   713-744-5336

                            with a copy to:

                            Attn:  Senior Vice President
                                   and General Counsel


     Commitments
     -----------

     $30,000,000            CANADIAN IMPERIAL BANK OF
                            COMMERCE, Individually and as Agent


                            By:__________________________
                            Print Name:__________________
                            Title:_______________________

                            Attn:________________________
                            Telecopy No.:________________

                            with a copy to:

                            Canadian Imperial Bank of Commerce
                            909 Fannin, Suite 1200
                            Houston, Texas  77010
                            Attn: Mark Wolf

                            Telephone No.:  713-655-5226
                            Telecopy No.:   713-650-3727


    $30,000,000             ABN AMRO BANK, N.V.


                            By:_________________________
                            Print Name:_________________
                            Title:______________________

                            By:_________________________
                            Print Name:_________________
                            Title:______________________

                            ____________________________
                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________



    $30,000,000             THE BANK OF BOSTON



                            By:_________________________
                            Print Name:_________________
                            Title:______________________


                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________

     $30,000,000            THE BANK OF MONTREAL



                            By:_________________________
                            Print Name:_________________
                            Title:______________________
                            ____________________________

                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________



     $30,000,000            THE BANK OF NOVA SCOTIA



                            By:_________________________
                            Print Name:_________________
                            Title:______________________
                            ____________________________

                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________



     $20,000,000            THE CHASE MANHATTAN BANK



                            By:_________________________
                            Print Name:_________________
                            Title:______________________
                            ____________________________

                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________

     $30,000,000            CREDIT LYONNAIS NEW YORK BRANCH



                            By:_________________________
                            Print Name:_________________
                            Title:______________________
                            ____________________________

                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________



     $20,000,000            THE FIRST NATIONAL BANK OF CHICAGO



                            By:_________________________
                            Print Name:_________________
                            Title:______________________
                            ____________________________

                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________



     $30,000,000            MELLON BANK, N.A. (WEST)



                            By:_________________________
                            Print Name:_________________
                            Title:______________________
                            ____________________________

                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________



     $20,000,000            NATIONSBANK OF TEXAS, N.A.



                            By:_________________________
                            Print Name:_________________
                            Title:______________________
                            ____________________________

                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________



     $30,000,000            ROYAL BANK OF CANADA



                            By:_________________________
                            Print Name:_________________
                            Title:______________________
                            ____________________________

                            ____________________________
                            Attn:_______________________
                            Telecopy No.:_______________

                                 EXHIBIT "A-1"
                                     NOTE


$___________                                                   September 1, 1996

          NGC Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________________________ (the "Lender") the
lesser of the principal sum of __________________________ Million Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Letter of Credit Facility Agreement, dated as of September 1, 1996, among the Borrower and Canadian Imperial Bank of Commerce, individually and as Agent, and the Lenders named therein (as the same may be amended or modified, the "Agreement") and unpaid reimbursement obligations with respect to amounts paid by the Lender pursuant to Letters of Credit (as defined in the Agreement) issued pursuant to Section 2.2 of the Agreement, in lawful money of the United States in immediately available funds at the main office of Canadian Imperial Bank of Commerce, New York, New York, as Agent or as otherwise directed by the Agent pursuant to the terms of the Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay each Loan in full on the Commitment Termination Date (as defined in the Agreement), and mandatory repayments of principal will be made by the Borrower as set forth in the Agreement.

          The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and each draw of each Letter of Credit issued by the Lender and the date and amount of each principal payment hereunder provided, however, that any failure to so record shall not affect the Borrower's obligations under any Loan Document.

          This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Agreement, as it may be amended from time to time. Reference is hereby made to the Agreement for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

          Borrower and any endorser hereof waive presentment, notice of dishonor and protest, and assent to any extension of time with respect to any payment due under this Note and to the addition or release of any party.

                            NGC CORPORATION



                              Exhibit A-1 Page 1

                              Exhibit A-1 Page 2

               SCHEDULE OF LOANS, DRAWS AND PAYMENTS OF PRINCIPAL
                                       TO
                            NOTE OF NGC CORPORATION
                            DATED SEPTEMBER 1, 1996


==========================================================================
        Amount of Loan         Maturity                Principal
         or Letter of             of       Applicable   Amount     Unpaid
Date     Credit Draw    Type   Interest       Rate       Paid     Balance
                                Period
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

==========================================================================


                              Exhibit A-1 Page 3

                                 EXHIBIT "B-1"

                            FORM OF LETTER OF CREDIT

                                    [ISSUER]
                             _____________________
                             _____________________
                             Attention: __________


                          Irrevocable Letter of Credit



Date of Issue:      ___________, 1996

Credit Number:

Beneficiary:   Chevron U.S.A. Inc.
               2005 Diamond Blvd., Room ____
               Concord, CA 94520-5733
               Attention:___________________

Applicant:     NGC Corporation (on behalf of Natural
                Gas Clearinghouse)
               13430 Northwest Freeway, Suite 1200
               Houston, Texas  77040

Total Amount:  US$ ______________

Expiry Date:   _________, 1997

Percentage:    ____ %


Pursuant to that certain Letter of Credit Facility Agreement dated as of _______________, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Facility Agreement") between the Applicant, Canadian Imperial Bank of Commerce, as agent (the "Agent"), and the Lenders named therein, _____________________ (hereinafter called "the Bank") hereby opens its Irrevocable Letter of Credit (the "Letter of Credit") for the account of

                              Exhibit B-1 Page 1
the Applicant and agrees to pay, at sight, to the Beneficiary an amount not to exceed the above-referenced Total Amount on the terms and conditions set forth herein. The Total Amount or the Expiry Date may be reduced and/or the Percentage may be changed from time to time by delivering to the Agent on any date a certificate in the form of Annex B hereto.

If the Beneficiary shall deliver to the Bank a certificate (each a "Drawing Certificate") in the form of Annex A hereto, accompanied by a copy of a statement (the "Statement") issued pursuant to that certain Natural Gas Purchase and Sale Agreement dated ________, 1996 among Natural Gas Clearinghouse and the Beneficiary (the "Gas Purchase Agreement"), then the Bank agrees to honor its payment obligations herein by wiring such sums as shall be directed in such Drawing Certificate, not exceeding in the aggregate the Total Amount hereof, into the an account (the "Applicable Account") identified as follows:

     ______________________________
     ______________________________
     Account No. __________________


The liability of the Bank shall not be discharged by any payment or succession of payments hereunder, unless and until such payment or payments shall amount in the aggregate to the Total Amount of this Letter of Credit, but in no event shall the obligation of the Bank hereunder exceed the amount of said Total Amount.

This Letter of Credit will expire at the close of business on the Expiry Date unless renewed in a written agreement from the Bank.

Wire transfers to the Applicable Account pursuant to this Letter of Credit shall be made by the Bank upon presentation, during the Bank's business hours, of a Drawing Certificate in the form of Annex A hereto to the Bank at its office identified above or at any other location which may be designated by the Bank in a written notice delivered to the Beneficiary at the address identified above.

If a Drawing Certificate is delivered to the Bank at or prior to 10:00 a.m., New York City time, on a Business Day (as hereinafter defined) and provided that such Drawing Certificate and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to the Beneficiary not later than 2:00 p.m., New York City time, on the same Business Day; provided that if any Drawing Certificate is delivered to the Bank after 10:00 a.m., New York City time, on a Business Day and provided that such Drawing Certificate and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to the Beneficiary not later than 2:00 p.m., New York City time, on the

                              Exhibit B-1 Page 2
next succeeding Business Day. As used herein, the term "Business Day" shall mean, in each case, any day other than a Saturday, Sunday or a day on which banking corporations (including trust companies) in the State of New York are authorized or required by law to close.

This Letter of Credit is neither transferable nor assignable.

THIS LETTER OF CREDIT IS GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 500 (THE "UNIFORM CUSTOMS"), AND TO THE EXTENT NOT INCONSISTENT WITH THE UNIFORM CUSTOMS, THIS LETTER OF CREDIT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

In Witness Whereof, the Bank has executed this Letter of Credit on the date set forth above.


[BANK]


By:____________________
Name:__________________
Title:_________________

                              Exhibit B-1 Page 3

                                                                         ANNEX A

                              DRAWING CERTIFICATE

                                                                          [DATE]
[Bank]
________________
________________
Attn: __________

     Re:  Irrevocable Letter of Credit No. _________ (the "Letter of Credit")

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned them in the Letter of Credit.

     The undersigned, a duly authorized representative of the Beneficiary, hereby certifies to you that:

          (i) Attached hereto as Exhibit A is a true and correct copy of a Statement issued pursuant to that certain Gas Purchase Agreement, and $___________ (the "Unpaid Amount") of the amount shown as owing on the Statement was not paid by the Applicant when due and remains unpaid.

          (ii) You are hereby directed to wire transfer $____________ [Here specify an amount not to exceed the Total Amount as reduced by any prior draw requests] (the "Drawing Amount") into the Applicable Account as identified in the Letter of Credit.

          (iii) The Drawing Amount does not exceed the Total Amount as reduced by any prior draw requests under the Letter of Credit, i.e., the Drawing Amount does not exceed the maximum amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit.

          (iv) The Drawing Amount equals the product of (i) the Percentage as identified in the Letter of Credit, multiplied by (ii) the Unpaid Amount.

          (v) The Beneficiary has not received any other payments under the Letter of Credit with respect to the Unpaid Amount.

          (vi) The Beneficiary has delivered a comparable drawing certificate, dated of even date herewith, to each other bank party to the Facility Agreement, which drawing

                              Exhibit B-1 Page 4
certificate directs each such bank to make payment to the Beneficiary in an amount equal to the product of (i) such bank's Percentage (as defined in such bank's letter of credit), multiplied by (ii) the Unpaid Amount.

                              Exhibit B-1 Page 5

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of _________, 199__.


                      BENEFICIARY:
                      -----------

                      CHEVRON U.S.A. INC.


                      By: _________________________________
                      Name:________________________________
                      Title:_______________________________



cc:  Canadian Imperial Bank of Commerce
     425 Lexington Avenue
     New York, New York  10017
     Attn:  Marybeth Ross


                              Exhibit B-1 Page 6

                                                                         ANNEX B
                             CERTIFICATE REGARDING
                       MODIFICATIONS OF LETTERS OF CREDIT

                                                                          [DATE]
Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York  10017
Attn:  Marybeth Ross

     Re: Letter of Credit Facility Agreement, dated as of September 1, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Facility Agreement"), between the NGC Corporation, Canadian Imperial Bank of Commerce, as agent, and the Lenders named therein

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned them in the Facility Agreement.

     The undersigned, a duly authorized representative of Chevron U.S.A. Inc. (the "Beneficiary"), hereby certifies to you and the Lenders in the Facility Agreement that:

     (vii) Effective on ________________, 19__ [insert date at least three (3) Business Days after the date of the certificate], the Beneficiary shall thereafter deem the Total Amount, the Expiry Date and the Percentage (each as described in the letters of credit identified below) to be adjusted as set forth below for each of the letters of credit identified below/1/:




                                               Expiry
Letter of Credit                Percentage      Date            Total Amount

-------------------------------------------------------------------------------

Irrevocable Letter of
  Credit No. _________ issued
  by _______________              _____%       ________          $____________


-------------------
/1/ List each of the letters of credit issued to the Beneficiary pursuant to the Facility Agreement and complete with the information agreed to by the Beneficiary.

                              Exhibit B-1 Page 7

Irrevocable Letter of
  Credit No. _________ issued
  by _______________              _____%       ________          $____________

Irrevocable Letter of
  Credit No. _________ issued
  by _______________              _____%       ________          $____________

--------------------------------------------------------------------------------

     Total                          100%                         $____________

     (viii) The Beneficiary has the power and authority to amend each of the letters of credit identified above in the manner described above and has not assigned or transferred in any manner whatsoever such letters of credit or any rights therein.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of _________, 199__.


                                       BENEFICIARY:

                                       CHEVRON U.S.A. INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                              Exhibit B-1 Page 8

                                 EXHIBIT "B-2"
                     FORM OF LETTER OF CREDIT MODIFICATION


                            _______________, 19___



         AMENDMENT #___ TO IRREVOCABLE LETTER OF CREDIT NO. ___________



Beneficiary:   Chevron U.S.A. Inc.
               2005 Diamond Blvd., Room ____
               Concord, CA 94520-5733
               Attention:___________________

Applicant:     NGC Corporation (on behalf of Natural
                Gas Clearinghouse)
               13430 Northwest Freeway, Suite 1200
               Houston, Texas  77040


                                     THIS AMENDMENT MUST BE CONSIDERED AS PART
                                     OF THE ABOVE MENTIONED CREDIT AND MUST BE
                                     ATTACHED THERETO.

The above mentioned Letter of Credit is amended as follows, effective    ,
19  ./1/

(1) [The Total Amount of the Letter of Credit has been [increased/reduced]/1/ by USD _____________. The Total Amount is now USD ______________________.]

--------------
/2/ Insert the effective date of the amendment as appropriate pursuant to the L/C Modification Notice provided by the Borrower.

/3/ Choose increased or reduced as the case may be.

                              Exhibit B-2 Page 1

(2) [The Expiry Date of the Letter of Credit has been [extended/shortened]/1/ to ____________, 19_____.]


(3) [The Percentage applicable to the Letter of Credit has been changed to ________%.]

All other terms and conditions remain unchanged. All references to the Letter of Credit in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Letter of Credit as amended hereby.

                                    Very truly yours,
                                    [BANK]


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------



                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


--------------
/4/  Choose extended or shortened as the case may be.

                              Exhibit B-2 Page 2

                                  EXHIBIT "C"

                     FORM OF OPINION OF BORROWER'S COUNSEL


                                (to be provided)


                               Exhibit C Page 1

                                  EXHIBIT "D"

                             COMPLIANCE CERTIFICATE


To:  The Lenders parties to the
     Letter of Credit Facility
     Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Letter of Credit Facility Agreement dated as of September 1, 1996 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the lenders party thereto and Canadian Imperial Bank of Commerce, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am an Authorized Officer;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                               Exhibit D Page 1

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 19___.

                                            -----------------------------------

                               Exhibit D Page 2

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

              Schedule of Compliance as of                   with
                      Provisions of ______ and ________ of
                                 the Agreement


                               Exhibit D Page 3

                                 EXHIBIT "E-1"
                             (to Credit Agreement)

                                ISSUANCE REQUEST



To:  Canadian Imperial Bank of Commerce
     425 Lexington Avenue
     New York, New York  10017
     Attn:  Marybeth Ross

WITH
COPY
TO:  Canadian Imperial Bank of Commerce
     909 Fannin, Suite 1200
     Houston, Texas  77010
     Attn: Mark Wolf

Ladies and Gentlemen:

     The undersigned is an Authorized Representative of NGC Corporation, a Delaware corporation, and is authorized to make and deliver this certificate pursuant to that certain Letter of Credit Facility Agreement dated as of September 1, 1996 among NGC Corporation, a Delaware corporation, each of the entities which is a party thereto as a lender, and Canadian Imperial Bank of Commerce, as agent for itself and the other lenders party thereto, (said Letter of Credit Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, is hereinafter referred to as the "Credit Agreement"). Terms having their initial letters capitalized and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     Pursuant to the terms and provisions of the Credit Agreement, the undersigned Borrower hereby certifies that all conditions to the issuance of Letters of Credit pursuant to Section 2.2.1 of the Credit Agreement have been met.

     The undersigned Borrower hereby requests the issuance of Letters of Credit in accordance with the Credit Agreement in substantially the form attached and containing the following terms:

                      Credit Issuance Request Information
                      ----------------------------------


                              Exhibit E-1 Page 1

     1. Beneficiary: Chevron U.S.A. Inc.
                     2005 Diamond Blvd., Room ____
                     Concord, CA  94520-5733
                     Attn:_________________________

     2. Aggregate Stated Amount of all Letters of Credit to be issued: $________

     3. Requested Date of Issuance:    , 19__

     4. Requested Date of Expiry:   , 19__

     EXECUTED THIS ____ DAY OF _______________, 19__.



                              NGC CORPORATION


                              By:
                                  --------------------------------
                              Name:
                                    ------------------------------
                              Title:
                                     -----------------------------

                              Exhibit E-1 Page 2

                                 EXHIBIT "E-2"
                             (to Credit Agreement)

                            L/C MODIFICATION NOTICE

To:  Canadian Imperial Bank of Commerce
     425 Lexington Avenue
     New York, New York  10017
     Attn:  Marybeth Ross

WITH
COPY
TO:  Canadian Imperial Bank of Commerce
     909 Fannin, Suite 1200
     Houston, Texas  77010
     Attn: Mark Wolf

Ladies and Gentlemen:

     The undersigned is an Authorized Representative of NGC Corporation, a Delaware corporation, and is authorized to make and deliver this certificate pursuant to that certain Letter of Credit Facility Agreement dated as of September 1, 1996 among NGC Corporation, a Delaware corporation, each of the entities which is a party thereto as a lender, and Canadian Imperial Bank of Commerce, as agent for itself and the other lenders party thereto, (said Letter of Credit Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, is hereinafter referred to as the "Credit Agreement"). Terms having their initial letters capitalized and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     Pursuant to the terms and provisions of the Credit Agreement, the undersigned Borrower hereby certifies that all conditions to the modification of Letters of Credit pursuant to Section 2.2.6 of the Credit Agreement have been met.

     Effective on _____________________, 19____ [insert date at least three (3) Business Days after the date of the notice], the undersigned Borrower hereby requests the modification of the outstanding Letters of Credit identified below in accordance with the Credit Agreement in substantially the form attached and containing the following terms:

                              Exhibit E-2 Page 1

                                       New Expiry
Letter of Credit                          Date               Stated Amount
                                     (if applicable)

--------------------------------------------------------------------------------

Irrevocable Letter of
  Credit No. _________ issued
  by _______________                    __________           $____________

Irrevocable Letter of
  Credit No. _________ issued
  by _______________                    ___________          $____________

Irrevocable Letter of
  Credit No. _________ issued
  by _______________                    ____________         $____________

--------------------------------------------------------------------------------

     Total                                  100%             $____________

     EXECUTED THIS ____ DAY OF _______________, 19__.



                              NGC CORPORATION


                              By:
                                  -------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                     ----------------------------

                              Exhibit E-2 Page 2

                                  EXHIBIT "F"

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between __________________________ (the "Assignor") and __________________ (the
"Assignee") is dated as of _________________, 19__. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Letter of Credit Facility Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans and Letters of Credit, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents, other documents and fees required to be delivered to the Agent by Sections 12.3.1 and 12.3.2 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents (other than its obligations pursuant to Section 10.3 with respect to acts and circumstances occurring prior to the Effective Date) with respect to the rights and obligations assigned to the Assignee hereunder.

                               Exhibit F Page 1

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest, fees and reimbursement with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, on the earliest of (a) the last day of the Interest Period therefor or (b) such earlier date agreed to by the Assignor and the Assignee or (c) the date on which any such Eurodollar Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the loss or cost paid by the Borrower pursuant to Section 3.4 with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such loss or cost was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Base Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

                               Exhibit F Page 2

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Borrower or if the commitment fee was ___ of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the processing fee required to be paid to the Agent in connection with this Assignment Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the

                               Exhibit F Page 3

Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and authorizes the Agent to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

                               Exhibit F Page 4

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

                               Exhibit F Page 5

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                              [NAME OF ASSIGNOR]

                              By:
                                 -------------------------------------
                              Title:
                                    ----------------------------------
                                    ----------------------------------
                                    ----------------------------------


                              [NAME OF ASSIGNEE]

                              By:
                                 --------------------------------------
                              Title:
                                    -----------------------------------
                                    -----------------------------------
                                    -----------------------------------


                               Exhibit F Page 6

                                   SCHEDULE 1
                            to Assignment Agreement


1.   Description and Date of Credit Agreement:

2.   Date of Assignment Agreement:  _____________, 19__

3.   Amounts (As of Date of Item 2 above):

     a.   Total of Commitment
          (Loans/Letter of
          Credit Liabilities)* under
          Credit Agreement           $_____________

     b.   Aggregate Stated Amount of
          Assignor's Letters of Credit
          outstanding prior to the
          the Assignment             $_____________

     c.   Assignee's Percentage
          purchased under the
          Assignment Agreement**     ______________%

     d.   Aggregate Stated Amount of
          Letters of Credit to be
          issued by Assignee under
          the Assignment             $_____________

     e.   Assignor's Percentage
          retained under the
          Assignment Agreement**     ______________%

     f.   Aggregate Stated Amount of
          Letters of Credit from
          Assignor outstanding after
          the Assignment             $_____________


                               Exhibit F Page 7

  * If a Commitment has been terminated, insert outstanding Loans and Letter of Credit Liabilities in place of Commitment
**   Percentage taken to 10 decimal places

4.   Proposed Effective Date:                             ----------


Accepted and Agreed:


[NAME OF ASSIGNOR]                       [NAME OF ASSIGNEE]


By:                                       By:
   --------------------                      --------------------
Title:                                    Title:
      -----------------                         -----------------

                               Exhibit F Page 8

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                               Exhibit F Page 9

                      Exhibit "I" to Assignment Agreement

                              NOTICE OF ASSIGNMENT
                              --------------------


                                                            _____________, 19___


To:   Canadian Imperial Bank of Commerce
      NGC Corporation

From: [Assignor]
      [Assignee]


     XV We refer to that certain Letter of Credit Facility Agreement, dated as of September 1, 1996 (which, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time, is herein called the "Credit Agreement"), as amended, among NGC Corporation (the "Company"), certain Lenders parties thereto (each a "Lender"), including __________________ (the "Assignor"), and Canadian Imperial Bank of Commerce, as Agent (as such, the "Agent"). Capitalized terms used herein and in any consent delivered in connection herewith and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

     XVI This Notice of Assignment (this "Notice") is given and delivered to the Company and the Agent pursuant to Section 12.3 of the Credit Agreement.

     XVII The Assignor and ______________________ (the "Assignee") have entered into an Assignment Agreement, dated as of ___________, 19___ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, the percentage interest specified in
Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The "Effective Date" of the Assignment shall be the later of the date specified in
Item 4 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and other documents required by Sections 12.3 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                               Exhibit F Page 10

     XVIII The Assignor and the Assignee hereby give to the Company and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 4 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     XIX If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Company to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Company upon its receipt of a new Note in the appropriate amount.

     XX The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     XXI The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interest in and under the Loan Documents will not be "plan assets" under ERISA.

     XXII The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Company or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.


                                 [ASSIGNOR]


                                 By:
                                     ------------------------------
                                 Name:
                                      -----------------------------
                                 Title:
                                       ----------------------------


                                 [ASSIGNEE]

                               Exhibit F Page 11

                                 By:
                                    -------------------------------
                                 Name:
                                      -----------------------------
                                 Title:
                                       ----------------------------


            [Attach photocopy of Schedule I to Assignment Agreement]

                               Exhibit F Page 12

                                  EXHIBIT "G"
                             (to Credit Agreement)

                         NOTICE OF COMMITMENT INCREASE

Canadian Imperial Bank of Commerce
909 Fannin, Suite 1200
Houston, Texas  77010
Attn: Mark Wolf

     Reference is made to the Letter of Credit Facility Agreement, dated as September 1, 1996, among NGC Corporation, a Delaware corporation, as Borrower (the "Borrower"), the Lenders (parties thereto), and Canadian Imperial Bank of Commerce, as Agent (as amended, modified and supplemented to the date hereof, the "Credit Agreement"). Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement. The undersigned hereby gives notice pursuant to Section 2.21 of the Credit Agreement
of its intent to increase the Aggregate Commitment by the amount of $          ,
effective          , 19   (the "Commitment Increase Effective Date").  The
existing Lenders agreeing to increase their commitments and the assignees agreeing to become New Lenders to effect such requested increase are identified below.

     From and after the Commitment Increase Effective Date, the respective Commitments of the existing Lenders agreeing to increase their commitments and the New Lenders will be as set forth below:

                                         Stated Amount of
                                        Outstanding Letters
Existing Lenders:     Percentage:/1/        of Credit:            Commitment:

                                    %     $                     $
------------------   ----------------      ----------            -----------

                                    %     $                     $
------------------   ----------------      ----------            -----------

                                    %     $                     $
------------------   ----------------      ----------            -----------


--------------
/5/ If any existing Lender's Percentage changes or if any New Lenders are shown hereon, the Borrower should attach a CUSA Certificate.

                               Exhibit G Page 1

                                    %     $                     $
------------------   ----------------      ----------            -----------

                                    %     $                     $
------------------   ----------------      ----------            -----------

                                    %     $                     $
------------------   ----------------      ----------            -----------

                                    %     $                     $
------------------   ----------------      ----------            ------------


                                       Stated Amount of
                                      Outstanding Letters
New Lenders:         Percentage:          of Credit:            Commitment:

                                    %     $                     $
------------------   ----------------      ----------            ------------

                                    %     $                     $
------------------   ----------------      ----------            ------------

                                    %     $                     $
------------------   ----------------      ----------            ------------

                                    %     $                     $
------------------   ----------------      ----------            ------------

                                    %     $                     $
------------------   ----------------      ----------            ------------

                                    %     $                     $
------------------   ----------------      ----------            ------------

                                    %     $                     $
------------------   ----------------      ----------            ------------

          The undersigned Authorized Officer represents and warrants that (a) the increase requested hereby complies with the requirements of Section 2.21 of the Credit Agreement and (b) except [as set forth on Annex A hereto, and]/1/ to the extent the undersigned gives notice to the Agent to the contrary prior to 5:00 p.m., (Chicago time) on the Business Day before the Commitment Increase Effective Date, no Default or Unmatured Default exists as of the date hereof and no Default will exist on the Commitment Increase Effective Date.

                                             NGC CORPORATION

--------------
/6/ If the representation and warranty in clause (b) would be incorrect, include the material in the brackets and set forth the reasons such representation and warranty would be incorrect on an attachment labeled Annex A.

                               Exhibit G Page 2

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             ----------------------------------

                               Exhibit G Page 3

                                 EXHIBIT "H-1"
                             (to Credit Agreement)

                               GUARANTY AGREEMENT
                               ------------------


     Guaranty Agreement dated as of September 1, 1996 (this "Guaranty Agreement") executed and delivered by _____________________, a ___________________________, (the "Guarantor") in favor of Canadian Imperial Bank of Commerce, as agent for the pro rata benefit of lenders party to that certain Letter of Credit Facility Agreement dated as of September 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among NGC Corporation, a Delaware corporation, each of the entities which is a party thereto as a lender (the "Lenders"), and Canadian Imperial Bank of Commerce, as agent for itself and the other lenders party thereto.

     1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

     2. In order to induce the Lenders to make Loans to the Borrower and issue Letters of Credit for the account of the Borrower, the Guarantor hereby requests the Lenders to extend credit or to permit credit to remain outstanding under the Credit Agreement to the Borrower as the Borrower may desire and as the Lenders may extend or permit from time to time under the Credit Agreement, and, in consideration of any credit granted or continued to the Borrower under the Credit Agreement, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations, indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent (including (i) all renewals, extensions and modifications thereof, (ii) all attorneys' fees incurred by any Lender in connection with the collection or enforcement thereof, and (iii) all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S) 362(a) and the operation of Sections 502(b) of the United States Bankruptcy Code, 11 U.S.C. (S)(S) 502(b) and including all amounts in respect of indemnity by the Borrower of any Lender or the Agent), of the Borrower to any of the Lenders or the Agent under or with respect to the Credit Agreement, any Note issued pursuant to the Credit Agreement, any unpaid reimbursement obligations with respect to any amounts paid by Lenders pursuant to any Letters of Credit or any Letter of Credit issued pursuant to the Credit Agreement, including, without limitation, all of the Obligations (the "Guaranteed Debt").

     3. The Guarantor hereby waives notice of the acceptance of its guaranty of the Guaranteed Debt set forth in this Guaranty Agreement and of the extension or continuation of the


                              Exhibit H-1 Page 1

Guaranteed Debt or any part thereof. The Guarantor further waives presentment, protest, notice, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require any Lender or the Agent to sue the Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral, if any, securing the Guaranteed Debt or any part thereof.

     4. Credit may be granted or continued from time to time by the Lenders to the Borrower without notice to or authorization from the Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Neither the Agent nor any of the Lenders shall have any obligation to disclose or discuss with the Guarantor its assessment of the financial condition of the Borrower.

     5. The Guarantor hereby also guarantees that all of the Guaranteed Debt will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such Guaranteed Debt or the rights of any Lender or the Agent with respect thereto. The Guarantor's guaranty of the Guaranteed Debt set forth in this Guaranty Agreement is a guaranty of payment and not of collection, is a primary obligation of the Guarantor and not one of surety, and the validity and enforceability of this Guaranty Agreement and the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be impaired or affected by, any of the following: (i) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Debt, or any part thereof, or any agreement relating thereto at any time; (ii) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Debt, or any part thereof, or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (iii) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt, or any part thereof, or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (iv) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt, or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligation of any Person or entity with respect to the Guaranteed Debt or any part thereof; (v) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof;
(vi) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty Agreement even though any of the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty Agreement;
(vii) any change of ownership of any Obligor; (viii) the insolvency, bankruptcy or any other change in the

                              Exhibit H-1 Page 2
legal status of any Obligor (or the retirement, death, or dissolution of any partner or the introduction of any further partner of any Obligor); (ix) any change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of any of the Guaranteed Debt; (x) any failure of any Obligor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt, or to take any other action required in connection with the performance of its obligations with respect to the Guaranteed Debt; (xi) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Obligor in connection with the Guaranteed Debt, the Credit Agreement or any unrelated transaction; (xii) any other circumstance (other than a payment of the Guaranteed Debt which is not rescinded or otherwise returned by any Lender or the Agent upon the insolvency, bankruptcy or reorganization of any Obligor, or otherwise) which might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Guaranteed Debt; or (xiii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of its obligations under this Guaranty Agreement, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiii) of this Guaranty Agreement. It is agreed that the Guarantor's liability under this Guaranty Agreement is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor's liability under this Guaranty Agreement may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by such Obligor of the Guaranteed Debt in the manner agreed upon in this Guaranty Agreement.

     6. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand.

     7. The guaranty of the Guarantor set forth in this Guaranty Agreement shall continue in effect, notwithstanding any extensions, modifications, renewals or indulgences with respect to, or substitution for, the Guaranteed Debt or any part thereof, until all of the Guaranteed Debt shall have been paid in full, all Commitments shall have terminated or expired and all of the Letters of Credit shall have expired or been terminated in accordance with their respective terms. The guaranty of the Guarantor set forth in this Guaranty Agreement shall also continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Debt, or any part thereof, is rescinded or must otherwise be returned by any Lender or the Agent upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made.

                              Exhibit H-1 Page 3

     8. The Guarantor hereby waives any claim, as that term is defined in the Bankruptcy Code, that the Guarantor might now have or hereafter acquire against the Borrower that arises from the existence or performance of the Guarantor's obligations under its guaranty of the Guaranteed Debt set forth in this Guaranty Agreement until the Guaranteed Debt has been paid in full.

     9. The Guarantor hereby waives any benefit of the collateral, if any, which may from time to time secure the Guaranteed Debt or any part thereof and authorizes the Agent and the Lenders to take any action or exercise any remedy with respect thereto, which the Agent or the Lenders in its or their sole discretion shall determine, without notice to the Guarantor. In the event the Agent or any Lender in its sole discretion elects to give notice of any action with respect to the collateral, if any, securing the Guaranteed Debt or any part thereof, ten days' written notice mailed to the Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice.

     10. It is understood that while the amount of the Guaranteed Debt is not limited, the liability of the Guarantor under the Guaranty Agreement shall not at any time exceed an amount equal to the lesser of (i) the Guaranteed Debt at such time, and (ii) the Maximum Amount (as defined below). As used herein, the "Maximum Amount" means the greater of (A) 95% of the Guarantor's Net Worth (as defined below) as of the Closing Date, and (B) 95% of the Guarantor's largest Net Worth determined from time to time subsequent to the Closing Date. As used herein, the "Net Worth" of the Guarantor as of any date of determination means the amount by which the aggregate amount of the Guarantor's assets and property as of such date of determination are greater than the aggregate amount of the Guarantor's debts and other obligations (excluding any portion of the Guaranteed Debt for which the Guarantor is liable only because of its guaranty set forth in this Guaranty Agreement) as of such date of determination, at fair valuation and after giving effect to the inclusion and exclusion of the matters included and excluded in determining whether a debtor is solvent according to Section 548 of the Bankruptcy Code and the Illinois Uniform Fraudulent Transfer Act, Ill. Ann. Stat. ch. 59, (S)101 et seq. (Smith-Hurd 1991).

     11. The Guarantor represents and warrants to the Agent and each Lender as follows:

     (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the states of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

                              Exhibit H-1 Page 4

     (b) The Guarantor has the corporate power and authority to execute, deliver and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     (c) The execution, delivery and performance by the Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of the Guarantor and do not and will not violate the charter or certificate or articles of incorporation or bylaws of the Guarantor or any law or any order of any Tribunal and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement that is a Material Agreement to which the Guarantor or its properties is bound.

     (d) No authorization, approval, or consent of, and no filing or registration with, any tribunal or third party is necessary for the execution, delivery or performance by the Guarantor of this Guaranty Agreement or the validity or enforceability thereof or to the extent that any such consent or other action may be required it has been validly procured and all waiting periods with respect thereto have expired.

     (e) The business and prospects for success of the Borrower and the Guarantor are interrelated and as a result (i) the improvement in the financial condition and operations of the Borrower resulting from the Loans and Letters of Credit made to or issued for the account of the Borrower under the Credit Agreement will substantially benefit the business of the Guarantor and (ii) it is desirable and in the best interests of the Guarantor that the Borrower be able to obtain Loans and Letters of Credit under the Credit Agreement.

     (f) The Guarantor and the Borrower have agreed that the Borrower will from time to time provide various management, marketing, operational and other consulting services to the Guarantor which are necessary for the continuation of the Guarantor's business, and the Loans and Letters of Credit provided to the Borrower under the Credit Agreement improve the Borrower's ability to provide the Guarantor with management, marketing, operational and other consulting services which are necessary for the continuation of the Guarantor's business and therefore substantially benefit the Guarantor.

                              Exhibit H-1 Page 5

     12. The Guarantor covenants and agrees that, until all of the Guaranteed Debt shall have been paid in full, all Commitments shall have terminated or expired and all of the Letters of Credit shall have expired or been terminated in accordance with their respective terms, (i) the Guarantor will comply with all of the covenants of the Borrower set forth in Article VI of the Credit Agreement to the extent that such covenants apply to any action of the Guarantor, and (ii) the Guarantor will not violate any of the covenants of the Borrower set forth in Article VI of the Credit Agreement to the extent that such covenants limit any action of the Guarantor.

     13. Each Lender shall have the right to set off and apply against the obligations of the Guarantor under this Guaranty Agreement or the Guaranteed Debt or both in such manner as such Person may determine, at any time after the occurrence and during the continuance of a Default and without notice to the Guarantor, any and all deposits (general, time or demand, provisional or final) or other sums at any time credited by or owing from such Lender to the Guarantor irrespective of whether or not the Agent shall have made any demand under this Guaranty Agreement. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which each Lender may have.

     14. This Guaranty Agreement is for the benefit of the Agent, for the pro rata benefit of the Lenders, and their successors and assigns, and in the event of an assignment of the Guaranteed Debt, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on the Guarantor, but on the Guarantor's successors and assigns.

     15. The Guarantor recognizes that the Lenders are relying upon this Guaranty Agreement and the undertakings of the Guarantor hereunder in making Advances to the Borrower under the Credit Agreement, and in issuing Letters of Credit for the account of the Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to the Lenders in continuing to make such Advances and issue such Letters of Credit. The Guarantor hereby acknowledges that there are no conditions other than those expressly set forth herein to the full effectiveness of this Guaranty Agreement.

     16. Any notice, consent, or other communication required or permitted to be given under this Guaranty Agreement to the Agent or the Guarantor must be in writing and delivered in person, by telex or by facsimile or mailed with postage prepaid, as follows:

     To the Agent:       Canadian Imperial Bank of Commerce
                         909 Fannin, Suite 1200
                         Houston, Texas 77010


                              Exhibit H-1 Page 6

                         Attention: Mark Wolf
                         Telephone No.: 713-655-5226
                         Telecopy No.: 713-650-3727


     To the Guarantor:
                         -------------------------
                         13430 Northwest Freeway, Suite 1200
                         Houston, Texas  77040
                         Attn:  Chief Financial Officer
                         Telephone No.:  713-744-1770
                         Telecopy No.:   713-744-5336

                    with a copy to:

                         Attn:  General Counsel

Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted on any Business Day (answerback confirmed in the case of telexes). The Guarantor and the Agent may each change the address for service of notice upon it by a notice in writing to the other party hereto.

     17. THIS GUARANTY AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN CHICAGO, COOK COUNTY, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     18. The parties hereto acknowledge and agree that this Guaranty Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Guaranty Agreement.

     19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and the Guarantor agrees that the Agent and the Lenders may exercise any and all Rights granted to it or them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

                              Exhibit H-1 Page 7

     20. In the event that any provision of this Guaranty Agreement is irreconcilably inconsistent with any specific provision of the Credit Agreement, the provision of the Credit Agreement shall control.

     21. The Guarantor hereby represents and warrants to the Agent and the Lenders that the Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of the Borrower that the Guarantor is not relying upon the Agent or any of the Lenders to provide (and the Agent and the Lenders shall have no duty to provide) any such information to the Guarantor either now or in the future.

     22. This Guaranty Agreement embodies the final, entire agreement of the Guarantor, the Agent and the Lenders with respect to the Guarantor's guaranty of the Guaranteed Indebtedness and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty Agreement is intended by the Guarantor and the Agent as a final and complete expression of the terms of the Guarantor's guaranty of the Guaranteed Indebtedness, and no course of dealing between the Guarantor and the Agent or any Lender, no course of performance, no trade practices, and no parol or extrinsic evidence of any nature shall be used to supplement or modify any term of this Guaranty Agreement.

     23. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS OF LAWS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     24. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENTS AND THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     25. THE GUARANTOR, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR

                              Exhibit H-1 Page 8

INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY AGREEMENT, OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

                              Exhibit H-1 Page 9

     IN WITNESS WHEREOF, the Guarantor and the Agent have executed this Guaranty Agreement as of the date first above written.

                                 [GUARANTOR]


                                 By: ______________________________
                                 Name: ____________________________
                                 Title: ___________________________

                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Agent

                                 By: ______________________________
                                 Name: ____________________________
                                 Title: ___________________________


                              Exhibit H-1 Page 10

                                 EXHIBIT "H-2"
                             (to Credit Agreement)

                               GUARANTY AGREEMENT
                               ------------------


     Guaranty Agreement dated as of September 1, 1996 (this "Guaranty Agreement") executed and delivered by _________________________, a _______________________ (the "Guarantor") in favor of Canadian Imperial Bank of Commerce , as agent for the pro rata benefit of lenders party to that certain Letter of Credit Facility Agreement dated as of September 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among NGC Corporation, a Delaware corporation, each of the entities which is a party thereto as a lender (the "Lenders"), and Canadian Imperial Bank of Commerce, as agent for itself and the other lenders party thereto.

     1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

     2. In order to induce the Lenders to make Loans to the Borrower and issue Letters of Credit for the account of the Borrower, the Guarantor hereby requests the Lenders to extend credit or to permit credit to remain outstanding under the Credit Agreement to the Borrower as the Borrower may desire and as the Lenders may extend or permit from time to time under the Credit Agreement, and, in consideration of any credit granted or continued to the Borrower under the Credit Agreement, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations, indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent (including (i) all renewals, extensions and modifications thereof, (ii) all attorneys' fees incurred by any Lender in connection with the collection or enforcement thereof, and (iii) all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S) 362(a) and the operation of Sections 502(b) of the United States Bankruptcy Code, 11 U.S.C. (S)(S) 502(b) and including all amounts in respect of indemnity by the Borrower of any Lender or the Agent), of the Borrower to any of the Lenders or the Agent under or with respect to the Credit Agreement, any Note issued pursuant to the Credit Agreement, or any Letter of Credit issued pursuant to the Credit Agreement, including, without limitation, all of the Obligations (the "Guaranteed Debt").

     3. The Guarantor hereby waives notice of the acceptance of its guaranty of the Guaranteed Debt set forth in this Guaranty Agreement and of the extension or continuation of the Guaranteed Debt or any part thereof. The Guarantor further waives presentment, protest, notice,

                              Exhibit H-2 Page 1
demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require any Lender or the Agent to sue the Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral, if any, securing the Guaranteed Debt or any part thereof.

     4. Credit may be granted or continued from time to time by the Lenders to the Borrower without notice to or authorization from the Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Neither the Agent nor any of the Lenders shall have any obligation to disclose or discuss with the Guarantor its assessment of the financial condition of the Borrower.

     5. The Guarantor hereby also guarantees that all of the Guaranteed Debt will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such Guaranteed Debt or the rights of any Lender or the Agent with respect thereto. The Guarantor's guaranty of the Guaranteed Debt set forth in this Guaranty Agreement is a guaranty of payment and not of collection, is a primary obligation of the Guarantor and not one of surety, and the validity and enforceability of this Guaranty Agreement and the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be impaired or affected by, any of the following: (i) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Debt, or any part thereof, or any agreement relating thereto at any time; (ii) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Debt, or any part thereof, or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (iii) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt, or any part thereof, or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (iv) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt, or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligation of any Person or entity with respect to the Guaranteed Debt or any part thereof; (v) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof;
(vi) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty Agreement even though any of the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty Agreement;
(vii) any change of ownership of any Obligor; (viii) the insolvency, bankruptcy or any other change in the legal status of any Obligor (or the retirement, death, or dissolution of any partner or the

                              Exhibit H-2 Page 2
introduction of any further partner of any Obligor); (ix) any change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of any of the Guaranteed Debt; (x) any failure of any Obligor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt, or to take any other action required in connection with the performance of its obligations with respect to the Guaranteed Debt; (xi) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Obligor in connection with the Guaranteed Debt, the Credit Agreement or any unrelated transaction; (xii) any other circumstance (other than a payment of the Guaranteed Debt which is not rescinded or otherwise returned by any Lender or the Agent upon the insolvency, bankruptcy or reorganization of any Obligor, or otherwise) which might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Guaranteed Debt; or (xiii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of its obligations under this Guaranty Agreement, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiii) of this Guaranty Agreement. It is agreed that the Guarantor's liability under this Guaranty Agreement is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor's liability under this Guaranty Agreement may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by such Obligor of the Guaranteed Debt in the manner agreed upon in this Guaranty Agreement.

     6. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand.

     7. The guaranty of the Guarantor set forth in this Guaranty Agreement shall continue in effect, notwithstanding any extensions, modifications, renewals or indulgences with respect to, or substitution for, the Guaranteed Debt or any part thereof, until all of the Guaranteed Debt shall have been paid in full, all Commitments shall have terminated or expired and all of the Letters of Credit shall have expired or been terminated in accordance with their respective terms. The guaranty of the Guarantor set forth in this Guaranty Agreement shall also continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Debt, or any part thereof, is rescinded or must otherwise be returned by any Lender or the Agent upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made.

                              Exhibit H-2 Page 3

     8. The Guarantor hereby waives any claim, as that term is defined in the Bankruptcy Code, that the Guarantor might now have or hereafter acquire against the Borrower that arises from the existence or performance of the Guarantor's obligations under its guaranty of the Guaranteed Debt set forth in this Guaranty Agreement until the Guaranteed Debt has been paid in full.

     9. The Guarantor hereby waives any benefit of the collateral, if any, which may from time to time secure the Guaranteed Debt or any part thereof and authorizes the Agent and the Lenders to take any action or exercise any remedy with respect thereto, which the Agent or the Lenders in its or their sole discretion shall determine, without notice to the Guarantor. In the event the Agent or any Lender in its sole discretion elects to give notice of any action with respect to the collateral, if any, securing the Guaranteed Debt or any part thereof, ten days' written notice mailed to the Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice.

     10. It is understood that while the amount of the Guaranteed Debt is not limited, the liability of the Guarantor under the Guaranty Agreement shall not at any time exceed an amount equal to the lesser of (i) the Guaranteed Debt at such time, and (ii) the Maximum Amount (as defined below) and (iii) the Subordination Amount (as defined below). As used herein, the "Maximum Amount" means the greater of (A) 95% of the Guarantor's Net Worth (as defined below) as of the Closing Date, and (B) 95% of the Guarantor's largest Net Worth determined from time to time subsequent to the Closing Date. As used herein, the "Net Worth" of the Guarantor as of any date of determination means the amount by which the aggregate amount of the Guarantor's assets and property as of such date of determination are greater than the aggregate amount of the Guarantor's debts and other obligations (excluding any portion of the Guaranteed Debt for which the Guarantor is liable only because of its guaranty set forth in this Guaranty Agreement) as of such date of determination, at fair valuation and after giving effect to the inclusion and exclusion of the matters included and excluded in determining whether a debtor is solvent according to Section 548 of the Bankruptcy Code and the Illinois Uniform Fraudulent Transfer Act, Ill. Ann. Stat. ch. 59, (S)101 et seq. (Smith-Hurd 1991). As used hereunder, the "Subordination Amount" means the maximum amount that the Guarantor can guaranty hereunder without violating the terms and provisions of or causing a default under either of the Existing Trident Indentures (as defined in the Credit Agreement).

     11. The Guarantor represents and warrants to the Agent and each Lender as follows:

     (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the states of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such

                              Exhibit H-2 Page 4
qualification necessary and where failure to so qualify would have a Material Adverse Effect.

     (b) The Guarantor has the corporate power and authority to execute, deliver and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     (c) The execution, delivery and performance by the Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of the Guarantor and do not and will not violate the charter or certificate or articles of incorporation or bylaws of the Guarantor or any law or any order of any Tribunal and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement that is a Material Agreement to which the Guarantor or its properties is bound.

     (d) No authorization, approval, or consent of, and no filing or registration with, any tribunal or third party is necessary for the execution, delivery or performance by the Guarantor of this Guaranty Agreement or the validity or enforceability thereof or to the extent that any such consent or other action may be required it has been validly procured and all waiting periods with respect thereto have expired.

     (e) The business and prospects for success of the Borrower and the Guarantor are interrelated and as a result (i) the improvement in the financial condition and operations of the Borrower resulting from the Loans and Letters of Credit made to or issued for the account of the Borrower under the Credit Agreement will substantially benefit the business of the Guarantor and (ii) it is desirable and in the best interests of the Guarantor that the Borrower be able to obtain Loans and Letters of Credit under the Credit Agreement.

     (f) The Guarantor and the Borrower have agreed that the Borrower will from time to time provide various management, marketing, operational and other consulting services to the Guarantor which are necessary for the continuation of the Guarantor's business, and the Loans and Letters of Credit provided to the Borrower under the Credit Agreement improve the Borrower's ability to provide the Guarantor with management,

                              Exhibit H-2 Page 5
marketing, operational and other consulting services which are necessary for the continuation of the Guarantor's business and therefore substantially benefit the Guarantor.

     12. The Guarantor covenants and agrees that, until all of the Guaranteed Debt shall have been paid in full, all Commitments shall have terminated or expired and all of the Letters of Credit shall have expired or been terminated in accordance with their respective terms, (i) the Guarantor will comply with all of the covenants of the Borrower set forth in Article VI of the Credit Agreement to the extent that such covenants apply to any action of the Guarantor, and (ii) the Guarantor will not violate any of the covenants of the Borrower set forth in Article VI of the Credit Agreement to the extent that such covenants limit any action of the Guarantor. The Guarantor further covenants and agrees not to amend or modify any of the Existing Trident Indentures in any manner which would have the effect of reducing the amount that the Guarantor can guaranty pursuant to this Guaranty without violating the terms and provisions of any of the Existing Trident Indentures as in effect on the date hereof.

     13. Each Lender shall have the right to set off and apply against the obligations of the Guarantor under this Guaranty Agreement or the Guaranteed Debt or both in such manner as such Person may determine, at any time after the occurrence and during the continuance of a Default and without notice to the Guarantor, any and all deposits (general, time or demand, provisional or final) or other sums at any time credited by or owing from such Lender to the Guarantor irrespective of whether or not the Agent shall have made any demand under this Guaranty Agreement. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which each Lender may have.

     14. This Guaranty Agreement is for the benefit of the Agent, for the pro rata benefit of the Lenders, and their successors and assigns, and in the event of an assignment of the Guaranteed Debt, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on the Guarantor, but on the Guarantor's successors and assigns.

     15. The Guarantor recognizes that the Lenders are relying upon this Guaranty Agreement and the undertakings of the Guarantor hereunder in making Advances to the Borrower under the Credit Agreement, and in issuing Letters of Credit for the account of the Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to the Lenders in continuing to make such Advances and issue such Letters of Credit. The Guarantor hereby acknowledges that there are no conditions other than those expressly set forth herein to the full effectiveness of this Guaranty Agreement.


                              Exhibit H-2 Page 6

     16. Any notice, consent, or other communication required or permitted to be given under this Guaranty Agreement to the Agent or the Guarantor must be in writing and delivered in person, by telex or by facsimile or mailed with postage prepaid, as follows:

     To the Agent:       Canadian Imperial Bank of Commerce
                         909 Fannin, Suite 1200
                         Houston, Texas 77010
                         Attention: Mark Wolf
                         Telephone No.: 713-655-5226
                         Telecopy No.: 713-650-3727


     To the Guarantor:   __________________________________
                         13430 Northwest Freeway, Suite 1200
                         Houston, Texas  77040
                         Attn:      Chief Financial Officer
                         Telephone No.:  713-744-1770
                         Telecopy No.:   713-744-5336

                    with a copy to:

                         Attn:  General Counsel

Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted on any Business Day (answerback confirmed in the case of telexes). The Guarantor and the Agent may each change the address for service of notice upon it by a notice in writing to the other party hereto.

     17. THIS GUARANTY AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN CHICAGO, COOK COUNTY, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     18. The parties hereto acknowledge and agree that this Guaranty Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Guaranty Agreement.

                              Exhibit H-2 Page 7

     19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and the Guarantor agrees that the Agent and the Lenders may exercise any and all Rights granted to it or them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

     20. In the event that any provision of this Guaranty Agreement is irreconcilably inconsistent with any specific provision of the Credit Agreement, the provision of the Credit Agreement shall control.

     21. The Guarantor hereby represents and warrants to the Agent and the Lenders that the Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of the Borrower that the Guarantor is not relying upon the Agent or any of the Lenders to provide (and the Agent and the Lenders shall have no duty to provide) any such information to the Guarantor either now or in the future.

     22. This Guaranty Agreement embodies the final, entire agreement of the Guarantor, the Agent and the Lenders with respect to the Guarantor's guaranty of the Guaranteed Indebtedness and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty Agreement is intended by the Guarantor and the Agent as a final and complete expression of the terms of the Guarantor's guaranty of the Guaranteed Indebtedness, and no course of dealing between the Guarantor and the Agent or any Lender, no course of performance, no trade practices, and no parol or extrinsic evidence of any nature shall be used to supplement or modify any term of this Guaranty Agreement.

     23. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS OF LAWS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     24. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENTS AND THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT,

                              Exhibit H-2 Page 8

ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     25. THE GUARANTOR, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY AGREEMENT, OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

                              Exhibit H-2 Page 9

     IN WITNESS WHEREOF, the Guarantor and the Agent have executed this Guaranty Agreement as of the date first above written.


                              [GUARANTOR]



                              By: _____________________________
                              Name: ___________________________
                              Title: __________________________

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                                as Agent

                              By: _____________________________
                              Name: ___________________________
                              Title: __________________________

                              Exhibit H-2 Page 10

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)
                                  SCHEDULE "1"

                       SUBSIDIARIES AND OTHER INVESTMENTS
                        (See Sections 5.8 and 6.2.6(iv))


                           Amount of    Percent   Jurisdiction of
Investment In    Owned By  Investment  Ownership   Organization
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

                              Exhibit H-2 Page 11

                                  SCHEDULE "2"

                                 DEBT AND LIENS
                  (See Sections 5.14, 6.2.2(ii) and 6.2.8(ii))



                                       Property         Maturity and
 Debt Incurred By   Debt Owed To  Encumbered (If Any)  Amount of Debt

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------


                               Schedule 2 Page 1

                                  SCHEDULE "3"

                                   LITIGATION

                               (See Section 5.7)



                                      None


                               Schedule 3 Page 1

                                  SCHEDULE "4"

                          TRIDENT EXISTING GUARANTIES

                             (See Section 6.2.7(v))


1. That certain "Guarantee" dated as of June 1, 1993, made by Trident NGL, Inc., in favor of Chemical Bank, a New York banking corporation, as agent for certain financial institutions as lenders party to that certain "Term Loan Agreement" dated as of June 1, 1993, among Gulf Coast Fractionators ("GCF"), a Texas general partnership, the lenders party thereto and Chemical Bank, as agent, regarding an $85,000,000 term loan credit facility; and pursuant to which Trident has guaranteed a maximum amount equal to 38.75% of the amount by which $10,000,000 exceeds the amounts paid by GCF into a Debt Service Reserve Account.

2. Guaranty, dated as of March 14, 1995, made by Trident NGL, Inc. in favor of The First National Bank of Chicago, as agent for the pro rata benefit of the lenders party to that certain "Credit Agreement" dated as of March 14, 1995 among NGC Corporation, each of the lenders which is a party thereto, and The First National Bank of Chicago, as agent for itself and the other lenders party thereto, pursuant to which Trident has guaranteed payment when due of any and all obligations of NGC Corporation to any of the lenders with respect to any Note or Letter of Credit issued pursuant to the Credit Agreement.

3. Guaranty made by Trident NGL, Inc. under the Indenture, dated as of December 11, 1995 among NGC Corporation, certain Subsidiary Guarantors (including Trident) and The First National Bank of Chicago, as Trustee, pursuant to which Trident has guaranteed to the holders of the securities and to the Trustee the payment when due of all principal, interest and all other amounts payable under the Indenture.

                               Schedule 4 Page 1